                                                                   EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                               )Chapter 11
                                    )
STROUDS, INC.,                      )Case No. 00-3552 (MFW)
                                    )
                                    )
                    Debtor.         )HEARING DATE:  4/12/01 @ 10:30 A.M.
                                    )OBJECTION DEADLINE:  4/5/01 @ 4:00 P.M.
----------------------------------- )


                                NOTICE OF MOTION

TO:      U.S. Trustee, counsel to the Official Committee of Unsecured Creditors, counsel for CIT, all other lienholders, the buyer and its counsel, parties to the assigned agreements, all potential bidders, local and state taxing authorities, US Attorney General's Office and all parties requesting special notice under Fed. R. Bankr. P. 2002:

Strouds, Inc. has filed a MOTION FOR ORDER APPROVING: (I) THE SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS AND BUSINESS FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES PURSUANT TO 11 USC SECTION 363; AND (II) ASSUMPTION AND ASSIGNMENT OF CERTAIN NONRESIDENTIAL REAL PROPERTY LEASES AND EXECUTORY CONTRACTS PURSUANT TO 11 USC SECTION 365.

         You are required to file a response to the attached motion on or before April 5, 2001 at 4:00 p.m.

         At the same time, you must also serve a copy of the response upon Strouds' attorneys:

         David M. Fournier, Esq.                    Bennett J. Murphy, Esq.
         Aaron A. Garber, Esq.                      Kelly K. Frazier, Esq.
         Pepper Hamilton LLP                        Hennigan Bennett & Dorman
         1201 Market Street, Suite 1600             601 South Figueroa Boulevard
         P.O. Box 1709                              Suite 3300
         Wilmington, DE  19899-1709                 Los Angeles, CA  90017

         HEARING ON THE MOTION WILL BE HELD ON April 12, 2001 at 10:30 a.m.

         IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY GRANT THE RELIEF DEMANDED BY THE MOTION WITHOUT FURTHER NOTICE OR HEARING.

Dated:  March 22, 2001                           /s/ Aaron A. Garber
                                                 ------------------------------
                                                 Aaron A. Garber (Bar No. 3837)

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re                       )Chapter 11 Case
                            )
STROUDS, INC.,              )Case No. 00-3552 (MFW)
                            )
              Debtor.       )HEARING DATE: APRIL 12, 2001 @ 10:30 A.M. E.S.T.
                            )OBJECTION DEADLINE: APRIL 5, 2001 @ 4:00 P.M. E.S.T
--------------------------- )

            MOTION FOR ORDER APPROVING: (I) THE SALE OF SUBSTANTIALLY
             ALL OF THE DEBTOR'S ASSETS AND BUSINESS FREE AND CLEAR
                OF ALL LIENS, CLAIMS AND ENCUMBRANCES PURSUANT TO
       11 U.S.C. SECTION 363; AND (II) ASSUMPTION AND ASSIGNMENT OF CERTAIN
                      NONRESIDENTIAL REAL PROPERTY LEASES
            AND EXECUTORY CONTRACTS PURSUANT TO 11 U.S.C. SECTION 365
              ----------------------------------------------------

         Strouds, Inc., the above-captioned debtor and debtor in possession
(the "Debtor"), hereby moves this Court for the entry of an order, in substantially the form of the proposed order attached hereto, approving: (i) the sale of substantially all of the Debtor's assets and business free and clear of all liens, claims and encumbrances pursuant to 11 U.S.C. Section 363; and
(ii) assumption and assignment of certain nonresidential real property leases and executory contracts (collectively, the "Assigned Agreements") pursuant to 11 U.S.C. Section 365 (the "Sale Motion"). In support of this Sale Motion, the Debtor respectfully represents as follows:(1)

                                   BACKGROUND

         A.       THE DEBTOR'S BUSINESS

         1. On September 7, 2000 (the "Petition Date"), the Debtor commenced this reorganization case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), and other motions and applications seeking typical "first day" orders.


-----------------------
(1) This Court has jurisdiction over this Sale Motion pursuant to 28 U.S.C. Sections 157 and 1334. This is a core proceeding pursuant to 28 U.S.C.
Section 157(b)(2), and the statutory predicates for the relief sought herein are 11 U.S.C. Sections 105(a), 363, 365 and 1146(c).

         2. The Debtor is continuing in possession of its properties, and is operating and managing its business as debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         3. On September 20, 2000, the Official Committee of Unsecured Creditors (the "Committee") was appointed in this case. No request has been made for the appointment of a trustee or examiner.

         4. The Debtor is a leading specialty retailer of better quality bed, bath, tabletop, and other home textile products, decorative accessories, window treatments, furniture, and area rugs. The Debtor's merchandise assortment includes popular brand names and a wide assortment of fashion-oriented, upscale lines and designer collections. The Debtor also maintains its own private label lines of merchandise.

         5. As of the Petition Date, the Debtor was operating in four business segments -- full-line stores, outlet stores, boutique stores, and the internet -- in a total of approximately seventy (70) stores in California, Illinois, Minnesota, Nevada and Arizona. Specifically, the Debtor was operating: (i) forty-seven (47) full-line stores, which average 17,300 square feet each, in all five states; (ii) twenty-two (22) outlet stores, which average 8,300 square feet each and carry merchandise consisting of direct purchases, manufacturers' close-outs, overruns and irregular product, in California and Arizona; and (iii) one (1) specialty retail boutique located in Rolling Hills Estates, California.

         6. Since the Petition Date, the Debtor, after filing motions and receiving court authorization, has closed seventeen (17) of its less profitable retail store locations, and

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currently is in the process of closing an additional three (3) stores.(2) The
Debtor currently operates fifty (50) remaining retail store locations in California, Nevada, Minnesota and Arizona. In addition, the Debtor maintains its corporate headquarters in City of Industry, California, as well as two distribution and warehouse centers located in Walnut and City of Industry, California.

         B.       THE MARKETING OF DEBTOR'S ASSETS

         7. Although the Debtor generally has operated at a profit for most of its existence, a combination of overexpansion, unfavorable leases, increased competition, and certain unusual uses of cash in the months prior to the bankruptcy filing significantly hindered the Debtor's liquidity. In response to the Debtor's increased liquidity problems, prior to the Petition Date, the Debtor attempted to explore potential investment transactions with, among others, Geller & Friends Capital Partners, Inc., Levine Leichtman, Cambridge Financial, and Backbay Capital. In an effort to secure additional capital and/or sale lease back financing, the Debtor provided potential investors with due diligence packages containing the company's financial information and projections. The Debtor's management also met with certain of the potential investors. The Debtor's efforts at obtaining the much needed financing, however, were unsuccessful.

         8. Following the filing of this chapter 11 case, the Debtor engaged Brincko Associates, Inc. ("BAI")(3) to aid it in analyzing its financial situation and available options, including a potential sale of all or part of the Debtor's business. Although the Debtor

-----------------------
(2) The seventeen store locations that the Debtor already has closed since the Petition Date include the following: Huntington Beach, California (Store No.
14); Rowland Heights, California (Store No. 16); La Mesa, California (Store No.
20); Oceanside, California (Store No. 24); San Francisco, California (Store No.
32); Fresno, California (Store No. 44); Encino, California (Store No. 47); Newark, California (Store No. 54); Vernon Hills, California (Store No. 58); Santa Barbara, California (Store No. 74); San Ysidro, California (Store No. 78); Rolling Hills Estates, California (Store No. 401); Schaumberg, Illinois (Store No. 52); Skokie, Illinois (Store No. 67); Oak Brook, Illinois (Store No. 70); Reno, Nevada (Store No. 64); and Roseville, Minnesota (Store No. 56). Moreover, the Debtor, through a court approved liquidator agent, currently is in the process of conducting store closing sales at its Escondido, Santa Monica and Irvine, California store locations (Store Nos. 29, 71 and 72, respectively), which store closing sales are anticipated to conclude on or about June 4, 2001.

(3) BAI's employment application was approved by this Court on September 28, 2000.

continued to investigate potential investment transactions in the company, the Debtor and its professionals also devoted substantial time, effort and resources in marketing and promoting the sale of the Debtor's business as a going-concern.

         9. The first step in marketing the Debtor's assets was the identification of potential investors and/or purchasers. Based upon information from the Debtor's professionals and the Committee, the Debtor identified and contacted potential strategic buyers in the same or similar lines of business. The Debtor also investigated and pursued potential investors and purchasers that contacted the Debtor directly regarding a potential sale of assets. Specifically, the Debtor, through BAI and the Committee, identified, among others: iHome, Inc. ("iHome"); the Abramowitz family ("Abramowitz"); American Pacific Financial Corporation ("AmPac"); Kinsman Capital; Saunders, Karp and Megrue; Geller & Friends Capital Partners, Inc.; York Management; Sunrise Capital Partners; Eagle Associates; and Anna's Linens (each an "Interested Party," and collectively, the "Interested Parties"), as parties potentially interested in a transaction with the Debtor. The Debtor also contacted several investment bankers, including Heartland Financial, Houlihan Lokey Howard & Zukin, and the Gordian Group, to discuss further marketing of the company by an outside party.

         10. The Debtor then drafted and sent a confidentiality agreement to each of the Interested Parties. Out of the Interested Parties that were initially contacted about a possible transaction with the Debtor, approximately ten (10) executed confidentiality agreements. Upon receiving an executed confidentiality agreement, the Debtor compiled and sent the Interested Parties due diligence packages consisting of certain financial information, including, without limitation, balance sheets, general administrative expense details, profit and loss statements, and cash flow forecasts.

         11. The next step toward a potential transaction was assembling additional information regarding the Debtor's assets to allow an Interested Party to conduct further due diligence. Thus, the Debtor compiled and forwarded more detailed and updated information concerning the Debtor's assets as requested by an Interested Party, such as weekly cash flows, current sales and inventory reports, store inventory and performance reports, historical performance reports, organizational charts, advertising budgets, aging reports, employee benefit information, and lease information. Additionally, the Debtor provided Interested Parties the opportunity to visit the Debtor's corporate headquarters and to speak with various key personnel to answer any questions concerning the Debtor's assets, business operations and financials. To facilitate the Interested Parties' due diligence efforts, the Debtor also arranged for senior management to give a presentation on each of the Debtor's departments. Among the Interested Parties that were contacted, approximately six (6) conducted further discussions and due diligence with the Debtor, and approximately five (5) visited the Debtor's headquarters and conducted extensive due diligence.

         12. On or about January 24, 2001, the Debtor and iHome, with the consent of the Committee, executed a term sheet, pursuant to which iHome sought to purchase substantially all of the Debtor's assets, including, without limitation, the Debtor's trade name, inventory located in fifty (50) of the Debtor's retail stores and two (2) distribution centers, and the Debtor's leasehold interests in such properties. In reliance on that term sheet, on January 30, 2001, the Debtor filed a "Motion for Orders: (i) Approving Sale of Substantially All of the Debtor's Assets and Business Free and Clear of All Liens, Claims and Encumbrances Pursuant to 11 U.S.C. Section 363; (ii) Approving Bidding and Notice Procedures for the Sale; and (iii) Pursuant to 11 U.S.C. Section 365 Approving Assumption and Assignment of Certain of the Debtor's Nonresidential Real Property Leases and Other Executory Contracts in Connection with Such Sale" (the "Initial Asset Sale Motion"). Because iHome was unable to provide the Debtor with a firm financing commitment within the time frame set forth in the negotiated term sheet (which time frame had been extended once at iHome's request), on February 28, 2001, the Debtor filed a motion to withdraw the Initial Asset Sale Motion.

         13. Following the withdrawal of the Initial Asset Sale Motion, the Debtor contacted other interested parties regarding a potential sale of some or all of its assets to determine whether one of those entities would agree to make a proposal to purchase the assets that would form the basis of an auction of the assets. In addition to the Interested Parties contacted both prior to and following the bankruptcy filing, the Debtor identified and contacted an additional thirteen (13) entities to determine whether such entities were interested in purchasing the Debtor's assets. Only four (4) of those entities expressed such an interest. The Debtor also continued discussions with iHome in an effort to salvage that transaction.

         14. As a result of the Debtor's continued negotiations with various Interested Parties, the Debtor received five (5) additional letters of intent or other written expressions of interest from: (i) Abramowitz; (ii) Murphy Noell Capital, LLC; (iii) the Best of Strouds, LLC; (iv) AmPac; and (v) Cruttenden Partners, LLC ("Cruttenden" or the "Buyer"). After determining that the offer from Cruttenden was the best and highest offer received for the assets, on March 13, 2001, the Debtor and Cruttenden executed a letter of intent (the "Term Sheet," a copy of which is attached hereto as Exhibit A). The parties currently are in the process of negotiating a definitive asset purchase agreement (the "Definitive Agreement").(4)

         15. The consideration being paid to the Debtor under the proposed transaction with the Buyer is estimated to be insufficient to satisfy administrative claims in full. The extent of such deficiency is unknown at present. The Debtor's estate, however, is retaining all avoidance actions, which will provide an additional source of payments for administrative claims. The Debtor has discussed the proposed sale of its assets to Cruttenden with the Committee, and the Committee has indicated that it supports the proposed transaction.


-----------------------
(4) The Debtor will endeavor to file a copy of the Definitive Agreement with the Court by no later than March 28, 2001, and will serve a copy of the Definitive Agreement on: (i) the U.S. Trustee; (ii) counsel for the Debtor's secured lenders (collectively, "CIT"); (iii) any other party asserting a lien on the assets to be sold (the "Lienholders," as further identified in Exhibit B attached hereto); (iv) the Buyer and its counsel; (v) counsel for the Committee;
(vi) parties to the Assigned Agreements; (vii) all potential bidders that have been in contact with the Debtor and that have expressed an interest in a transaction with the Debtor; (viii) local and state taxing authorities; (ix) the United States Attorney General's Office; and (x) any other party that has filed a request for special notice with this Court and served such request upon the Debtor's counsel.

         C.       THE PROPOSED TERMS OF THE SALE

         16. As set forth in the Term Sheet, the Debtor proposes to sell the assets described below to the Buyer on the following terms and conditions:(5)

ASSETS TO BE SOLD: The Buyer shall acquire from the Debtor all assets and property, tangible and intangible, of the bankruptcy estate (except such assets as the Buyer shall expressly elect not to acquire), including, without limitation, the following assets (collectively, the "Purchased Assets"): (i) the inventory of Strouds located at fifty (50) stores and two (2) distribution centers (the "Acquired Locations"); (ii) all furniture, fixtures, machinery and equipment located at the Acquired Locations and the corporate offices; (iii) all computers, software, and related property associated with the operation of the Acquired Locations and the corporate offices; (iv) all of the Debtor's leaseholds with respect to the Acquired Locations and Debtor's corporate headquarters; (v) all customer and supplier lists and all other information as to sources of supply and relationships with suppliers and customers; (vi) copies of all books and records, correspondence, employment records, files and computer programs and data relating to the business of the Debtor (including business prior to commencing the case) reasonably required by the Buyer; (vii) such contracts which the Buyer expressly elects to acquire (and no others), a list of which was provided to the Debtor by Buyer on March 19, 2001; (viii) all intellectual property rights, inventory and general intangibles of any kind or nature of the Debtor (including, without limitation, all trade names, trademarks, and copyrights); (ix) all prepaid advertising materials through the Closing Date; and (x) all internet domain names.

INVENTORY TO BE ACQUIRED: The inventory to be acquired shall consist of all finished goods located at each of the Acquired Locations (collectively, "Inventory"), as of 9:00 p.m. the day before the Closing Date (the "Inventory Date"). The Inventory shall be acquired by the Buyer on an "as is, where is" basis, without representation or warranty other than as set forth in the Definitive Agreement.

LEASES TO BE ACQUIRED: The Purchased Assets include the assumption by the Debtor and assignment to the Buyer of all of the Debtor's rights, title, privileges, benefits and interest in and to the leasehold interests relative to the Acquired Locations and the Debtor's corporate headquarters (the "Acquired Leases"). The Debtor shall be responsible for the payment of any sums necessary to cure any outstanding defaults under any and all of the Acquired Leases, and such defaults shall be cured, or shall be subject to a Court order providing that Buyer shall have no liability for pre-closing defaults, through and including April 30, 2001 or, if earlier, the Closing Date.

PURCHASE PRICE: The purchase price (the "Purchase Price") shall be computed on the basis of the following: (i) assumption by Buyer of that portion of the outstanding indebtedness owed by the Debtor to CIT Group/Business Credit, Inc. and its assigns (collectively, "CIT"), allocable to the Inventory at the Acquired Locations based upon thirty seven percent (37.0%) of the retail value


-----------------------
(5) Because the description provided is only a summary of the Term Sheet, parties are referred to the Term Sheet itself for a complete understanding of its specific terms and conditions. In the event there are any inconsistencies between the Term Sheet and the summary set forth herein, the terms of the Term Sheet shall control.

of the Inventory at the Acquired Locations per the stock ledger maintained by the Debtor; (ii) assumption by Buyer of the Debtor's actual post-petition accounts payable to trade vendors, or other post-petition obligations, in an amount of three million dollars ($3,000,000) and all accrued vacation and applicable payroll taxes payable for employees to be retained by the Buyer following the Closing Date in an amount not to exceed one million one hundred thousand dollars ($1,100,000);(6) (iii) assumption by Buyer of all of the Debtor's liabilities for gift certificates and merchandise credits outstanding as of the Closing Date in an amount not to exceed one million four hundred thousand dollars ($1,400,000) in the aggregate;(7) (iv) reimbursement in cash payable by the Buyer on the Closing Date for the actual amounts paid by the Debtor prior to the Closing for advertising expenses relating to or arising from book dates on or after May 15, 2001 in an amount not to exceed five hundred thousand dollars ($500,000);(8) (v) the sum of two million dollars ($2,000,000) in cash payable to the Debtor on the Closing Date;(9) (vi) reimbursement of the Debtor's closing month rent for the pro rata portion of the month following the Closing Date; and (vii) assumption by Buyer of post-petition administrative claims aggregating two million ($2,000,000) to be paid to the Debtor via a non-interest bearing note (the "Note"), which Note will be payable in four (4) equal installments of five hundred thousand dollars ($500,000) each on the 90th day, 180th day, 270th day and 360th day, respectively from the Closing Date.(10)

DEPOSIT: Upon execution of the Definitive Agreement, the Buyer shall deposit with the Debtor the sum of two hundred and fifty thousand dollars ($250,000), which shall be held in a segregated account in trust by the Debtor pending approval of the sale or a failure to close, and which shall be fully refundable unless the failure to close is a result of a breach of the Definitive Agreement by the Buyer.

CONDITIONS: Consummation of the proposed sale is conditioned upon, INTER ALIA:
(i) the Buyer delivering to the Debtor an executed financing commitment letter by no later than March 23, 2001; (ii) the execution of the Definitive Agreement by no later than March 26, 2001; and (iii) the entry of an order by the Court approving this Sale Motion on or before April 12, 2001 (the "Sale Order").


-----------------------
(6) The Debtor estimates that its post-petition obligations to trade vendors as of the Closing Date of the proposed transaction will be approximately $2.9 million, and its accrued vacation and applicable payroll taxes will be approximately $1.1 million as of the Closing Date.

(7) The Debtor estimates that its liabilities for gift certificates and merchandise credits outstanding as of the Closing Date will be approximately $1.4 million.

(8) The Debtor estimates that, as of the Closing Date, it will have paid approximately $475,350 for advertising expenses relating to or arising from book dates on or after May 15, 2001.

(9) One million dollars ($1,000,000) of the cash amount will be advanced to CIT by the Buyer for the benefit of the Debtor on the date that an order approving the sale of assets to the Buyer is entered, which amount will be credited against the Purchase Price at Closing. In the event that the transaction contemplated in the Term Sheet does not close, such advance will be treated as a priority loan to the Debtor.

(10) Following the Buyer's assumption of the liabilities as set forth herein (other than assumed liabilities to be paid with the proceeds of the Note), the Debtor and its estate shall be released and discharged from such liability, except to the extent that the amount of such liabilities exceed the limits of the Buyer's obligation, in which case the Debtor and its estate shall only be liable for such amounts that exceed the applicable limitation.

HIGHER AND BETTER OFFERS: As described in more detail below, the Definitive Agreement is subject to the submission by third-parties of higher and better offers, as well as approval by the Court.

         17. Mr. Gary Van Wagner, the current Chief Financial Officer of the Debtor, and Mr. Robert Valone, the current General Merchandise Manager of the Debtor, were introduced to Cruttenden during their efforts to find an equity investor. As further set forth in the "Affidavit of William A. Owen in Support of the Proposed Assumption and Assignment of Certain Executory Contacts and Nonresidential Real Property Leases" (the "Owen Affidavit," a copy of which is being filed concurrently with this Sale Motion), following the closing of the sale transaction, the Buyer intends to employ Mr. Valone as the newly formed entity's President and Mr. Van Wagner as its Chief Operating Officer and Chief Financial Officer. SEE Owen Affidavit at PARA 8. As such, Messrs. Valone and Van Wagner will have day-to-day management responsibility in operating the retail business as a going concern following the closing of the sale transaction. The Debtor also has been informed by the Buyer that Messrs. Valone and Van Wagner will both become investors in, and shareholders of, the newly formed entity. ID. at PARA 9. The equity of interests of Messrs. Valone and Van Wagner will not exceed ten percent (10%) each.(11) ID.

         18. The Buyer also intends to retain substantially all of the Debtor's existing employees following the closing; however, except as otherwise set forth herein, the Buyer has not had any discussions, or entered into any agreements, with other employees or officers of the Debtor concerning potential employment opportunities or equity participations. ID.

         19. As set forth in the Term Sheet, Messrs. Valone and Van Wagner will remain in the Debtor's employ through the Closing Date at their current compensation levels, provided, however, that the Debtor will create an "ethical wall" to prevent them from obtaining confidential and proprietary information relating to the Debtor's liquidation analysis,


----------------
(11) The Debtor had requested information from the Buyer concerning the terms of Messrs. Valone's and Van Wagner's equity interests; however, the Debtor was advised that such terms have not yet been finalized.

potential competing offers and other similar analysis and information relevant to the proposed sale transaction.

         20. The Debtor has disclosed the relationship with the Buyer to the Committee and nonetheless believes that the offer submitted by the Buyer is the result of an arms-length negotiation and represents the highest and best offer for the assets.

         D. THE DEBTOR'S MOTION TO APPROVE BIDDING PROCEDURES AND TO CONDUCT AN AUCTION FOR THE SALE OF DEBTOR'S ASSETS.

         21. On March 14, 2001, the Debtor filed and served the "Motion for Order Approving: (i) Bidding Procedures, Including Overbid Procedures and Break-Up Fee Arrangements, for the Sale of Substantially All of the Assets of the Estate; and (ii) the Form and Manner of Notice Thereof" (the "Procedures Motion," which is incorporated herein by reference). Pursuant to the Procedures Motion, the Debtor seeks to establish certain procedures, including authorization of a break-up fee and approval of the form of notice of such procedures to potential bidders, in order to facilitate a quick and successful sale of the Debtor's assets at the best return possible for the bankruptcy estate (the "Bidding Procedures"). The hearing on the Procedures Motion is scheduled for March 29, 2001 at 2:00 p.m., and objections to the Procedures Motion are due on or before March 22, 2001.

                                RELIEF REQUESTED

         22. By this Sale Motion, the Debtor hereby moves the Court for an order: (i) authorizing it to sell certain identified assets to Cruttenden (or to an entity that makes a higher and better offer in compliance with the Bidding Procedures approved by this Court) free and clear of all liens, claims, interests, charges and encumbrances; (ii) authorizing the assumption and assignment of the Assigned Agreements (as further identified herein); and (iii) authorizing the Debtor to consummate all transactions related to the above, including, without limitation, entering into the Definitive Agreement.

         A. THE PROPOSED SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES IS APPROPRIATE HERE.

         23. Section 363(b) of the Bankruptcy Code provides that a debtor in possession "after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C.
Section 363(b). In applying Section 363(b), courts typically have approved sales of substantially all of the assets of a debtor's estate where, as here, there is "some articulated business judgment" that exists for the transaction. E.G., FULTON STATE BANK V. SCHIPPER (IN RE FULTON STATE BANK), 933 F.2d 513, 515 (7th Cir. 1991); WALTER V. SUNWEST BANK (IN RE WALTER), 83 B.R. 14, 19-20 (B.A.P. 9th Cir. 1988) (citation omitted); IN RE ERNST HOME CENTER, INC., 209 B.R. 974 (Bankr. W.D. Wash. 1997).

         24. Generally, when a debtor desires to sell an asset pursuant to
Section 363(b), the debtor's "main responsibility, and the primary concern of the bankruptcy court, is the maximization of the value of the asset sold." IN RE EMBRACE SYS. CORP., 178 B.R. 112, 123 (Bankr. W.D. Mich. 1995) (quoting IN RE INTEGRATED RESOURCES, INC., 135 B.R. 746, 750 (Bankr. S.D.N.Y. 1992). Thus, "a debtor must demonstrate that the purchase price is the highest and best offer." ID. Moreover, to ensure that assets sold pursuant to an "out of the ordinary course" sale under Section 363(b) of the Bankruptcy Code yield the highest and best price for the debtor's estate, courts require that a debtor make a "strong showing that all of the requirements for any Section 363(b)(1) sale are met." IN RE INDUS. VALLEY REFRIG. AND AIR CONDITIONING SUPPLIES, INC., 77 B.R. 15, 21 (Bankr. E.D. Pa. 1987).

         25. As a general rule, a debtor must show that each of the following elements have been met before a Section 363(b) sale may be approved: (i) that a sound business reason exists for the proposed transaction; (ii) that the sale has been proposed in good faith; (iii) that the sale price is fair and reasonable; and (iv) that accurate and reasonable notice has been provided of the transaction. ID.; IN RE COUNTRY MANOR OF KENTON, INC., 172 B.R. 217, 220-21 (Bank. N.D. Ohio 1994); IN RE STROUD FORD, INC., 163 B.R. 730 (Bankr. M.D. Pa.
1993); IN RE PLABELL RUBBER PRODS., INC., 149 B.R. 475, 479 (Bankr. N.D. Ohio
1992); IN RE GEORGE WALSH

CHEVROLET, INC., 118 B.R. 99, 102 (Bankr. E.D. Mo. 1990). The proposed sale of the assets as set forth herein meets each of these four requirements.

         1.       THE PROPOSED SALE IS SUPPORTED BY SOUND BUSINESS REASONS.

         26. Courts have made it clear that a debtor's showing of a sound business justification need not be exhaustive, but rather, a debtor is "simply required to justify the proposed disposition with sound business reasons." IN RE BALDWIN UNITED CORP., 43 B.R. 888, 906 (Bankr. S.D. Ohio 1984). Whether or not there are sufficient business reasons to justify a sale depends upon the facts and circumstances of each case. COMMITTEE OF EQUITY SECURITY HOLDERS V. LIONEL CORP. (IN RE LIONEL CORP.), 722 F.2d 1063, 1071 (2d Cir. 1983); SEE ALSO IN RE DELAWARE & HUDSON RAILWAY CO., 124 B.R. 169, 176 (D. Del. 1991) (adopting LIONEL analysis); INDUSTRIAL VALLEY REFRIG., 77 B.R. at 15 (same).

         27. When considering whether a debtor has demonstrated a sound business justification for a proposed sale of assets under Section 363(b) of the Bankruptcy Code, a court "should consider all salient factors pertaining to the proceeding." LIONEL, 722 F.2d at 1071. In evaluating these and other pertinent factors, the overriding goal is "to further the diverse interests of the debtor, creditors and equity holders alike." ID.

         28. Here, the proposed sale and the procedures related thereto (as further set forth in the Procedures Motion) are supported by "ample business justification" and are reasonable and appropriate under the circumstances of this chapter 11 case. Based upon its analysis of its ongoing and future business prospects, the Debtor has concluded that, given the Debtor's continuing cash losses, along with the capital necessary for continued competitiveness in the industry, a sale of the assets represents the best way to maximize the value of the Debtor's estate. Although the Debtor believes, based upon the financial projections of its professionals, that the purchase price to be paid by the Buyer for the assets will be insufficient to pay its administrative claimants in full as of the closing date, such sale is estimated to provide a better recovery to the estate than an orderly liquidation of those assets. As previously discussed, the Debtor is retaining all potential avoidance actions in this case, which will provide an additional source of payment for administrative claims.

         29. In addition to avoiding a liquidation sale at depressed prices, the Debtor believes that a sale of the assets as a going business concern will preserve the substantial goodwill of the business and maintain valuable relationships with manufacturers, distributors, landlords, and customers. As such, the sale of the assets, subject to higher and better bids, will realize the most cash for the Debtor's estate. The Committee appointed in this case has been involved in the negotiation of the Term Sheet and supports the Debtor's decision to enter into the transactions contemplated thereby.

         2.       THE SALE HAS BEEN PROPOSED IN GOOD FAITH.

         30. "The requirement that a purchaser acts in good faith...speaks to the integrity of his conduct in the course of the sale proceedings." IN RE ABBOTTS DAIRIES OF PA., INC., 788 F.2d 143, 147 (3d Cir. 1986). "Typically, the misconduct that would destroy a purchaser's good faith status at a judicial sale involves fraud, collusion between the purchaser and other bidders or the trustee, or an attempt to take grossly unfair advantage of other bidders." ID. None of this misconduct is present here. To the contrary, the Term Sheet was negotiated in good faith and at arms-length by the Debtor and the Buyer, and the parties likewise currently are negotiating the terms and conditions of a Definitive Agreement. Thus, the Buyer is a good faith purchaser within the meaning of 11 U.S.C. Section 363(m).

         31. The Debtor and Buyer also have disclosed to this Court and its creditors, in both the Procedures Motion as well as this Sale Motion, that the Buyer intends to employ the Debtor's current General Merchandise Manager, Mr. Valone, as well as its current Chief Financial Officer, Mr. Van Wagner, following the closing of the proposed sale transaction. In addition to occupying key executive positions within the newly formed entity, Messrs. Valone and Van Wagner also will have an equity interest in, and be shareholders of, the newly formed entity in an amount not to exceed ten percent (10%) each. Notwithstanding the foregoing, the Debtor has created an ethical wall within the company to ensure that

Messrs. Valone and Van Wagner do not have access to confidential and proprietary information relating to the Debtor's liquidation analysis, potential offers and other similar analysis and information relevant to the auction and proposed sale transaction. Among other things, the Debtor has implemented the following procedures: (i) designating certain individuals (other than Messrs. Valone and Van Wagner) with authority to approve purchase orders, purchase commitments, and check, wire and cash disbursements; (ii) deactivating Messrs. Valone's and Van Wagner's security access and permitting them access to the building only during regular business hours unless accompanied and supervised by the current Chief Executive Officer ("CEO") of the Debtor or a member of BAI; (iii) limiting Messrs. Valone's and Van Wagner's responsibilities to reviewers and recommenders of specific actions related to their respective positions; (iv) canceling Messrs. Valone's and Van Wagner's authority to make any commitments on behalf of the Debtor, and specifically informing the accounts payable department (both orally and in writing) that Mr. Van Wagner no longer has authority to make payments on behalf of the Debtor without prior approval of the CEO or BAI; and (v) preventing access by Messrs. Valone and Van Wagner of system information other than as needed to perform their limited responsibilities as set forth above.

         32. Moreover, the Term Sheet, and ultimately the Definitive Agreement, are subject to the consideration by the Debtor of higher and better offers. The Debtor will hold an auction on notice to those Interested Parties with whom the Debtor has had discussions regarding the proposed sale to determine if the Debtor may receive higher or better bids.

         33. Based on the foregoing, the Debtor submits that the sale of the assets to the Buyer, as set forth herein, has been proposed in good faith.

         3.       THE PURCHASE PRICE IS FAIR AND REASONABLE.

         34. As previously discussed, the Debtor has expended significant time and resources in attempting to raise capital and/or market the Debtor's assets to potential third-party purchasers. Given these efforts, most (if not all) interested third-party purchasers have been contacted by the Debtor, or otherwise are aware of the opportunity to submit a proposal for the purchase of the Debtor's assets. Based upon the Debtor's tremendous efforts to find the highest and best offer for its assets prior to the filing of this Sale Motion, the Debtor is convinced that the purchase price offered by the Buyer is fair and reasonable and currently is the highest and best offer received to date. Moreover, the likely alternative to the proposed sale transaction is a liquidation, which the Debtor believes would result in the loss of substantial value to the Debtor's estate.

         4.       ACCURATE AND REASONABLE NOTICE OF THE SALE WILL BE PROVIDED.

         35. In accordance with Bankruptcy Rule 6004(f)(1), the sale of property outside of the ordinary course of business may be by private or by public auction. SEE Fed. R. Bankr. P. 6004(f)(1). Pursuant to Bankruptcy Rule 6004, notice of a proposed use, sale or lease of property required under Bankruptcy Rule 2002(a)(2) must include the time and place of any public sale, the terms and conditions of any private sale, and the time fixed for filing objections. SEE Fed. R. Bankr. P. 2002(c)(1). Moreover, notice of a proposed use, sale or lease of property is sufficient if it generally describes the property. ID.

         36. The Debtor submits that this Sale Motion meets all of the above requirements, and therefore provides sufficient and accurate notice of the proposed sale, as well as the applicable Bidding Procedures. The Procedures Motion, which was served on interested parties on March 14, 2001, sets forth the time and place of the public auction. In addition, both the Procedures Motion, as well as this Sale Motion, provide creditors and other interested parties with the terms and conditions of the proposed sale, a general description of the assets being sold, and the deadline for objecting to the same.

         37. The Debtor will serve this Sale Motion by overnight delivery service on the following parties: (i) the U.S. Trustee; (ii) counsel for CIT;
(iii) the other Lienholders identified in Exhibit B; (iv) the Buyer and its counsel; (v) counsel for the Committee; (vi) parties to the Assigned Agreements;
(vii) all potential bidders that have been in contact with the Debtor and that have expressed an interest in a transaction with the Debtor; (viii) local and state taxing authorities; (ix) the United States Attorney General's Office; and
(x) any
other party that has filed a request for special notice with this Court and served such request upon the Debtor's counsel. In addition, the Debtor will provide notice of the proposed sale of assets to all creditors and shareholders identified in the Debtor's schedules (the "Notice," a copy of which is attached hereto as Exhibit C). The Debtor submits that such notice satisfies the notice requirements of the applicable Bankruptcy Rules and
Section 363(b) of the Bankruptcy Code, constitutes good and sufficient notice, and that no other or further notice of this Sale Motion is required.

         B. THE PROPOSED SALE FREE AND CLEAR OF ALL LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES IS PROPER BECAUSE THE REQUIREMENTS OF SECTION 363(F) OF THE BANKRUPTCY CODE ARE SATISFIED.

         38. The Debtor seeks authority to sell its assets free and clear of all liens, claims, interests and encumbrances, pursuant to section 363(f) of the Bankruptcy Code. The Debtor further requests that the Court order that all valid and enforceable liens and security interests existing on the purchased assets as of the date of the closing, if any, be transferred and attached to the net proceeds that the Debtor receives from the sale. Here, to the best of the Debtor's knowledge, the only entities that may be potential secured creditors in this case (collectively, the "Lienholders") are listed in Exhibit B attached hereto.(12)

         39. Section 363(f) of the Bankruptcy Code provides that the Court may authorize a sale of property of the estate "free and clear of any interest in such property of an entity other than the estate," only if:

                  (1) applicable nonbankruptcy law permits sale of such property free and clear of such interest; (2) such entity consents; (3) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property; (4) such interest is in bona fide dispute; or (5) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

11 U.S.C. Section 363(f).


----------------------
12 The Debtor's analysis with respect to the asserted claims of the Lienholders is on-going, and thus the Debtor reserves all of its rights and defenses with respect to such claims, including, without limitation, all rights to challenge the validity, extent and amount of the asserted liens and/or security interests.

         40. With respect to the security interests asserted by CIT, the Debtor believes that the requirements of section 363(f)(2) will be satisfied because the Debtor believes that CIT, and perhaps some of the other parties that have or may assert liens in the purchased assets, will consent to the proposed sale. Even absent such consent, the proposed sale satisfies section 363(f)(3), which requires that the proposed purchase price of the assets be higher than the aggregate amount of the secured claims against the property being sold. 11 U.S.C. Section 363(f)(3); SEE ALSO IN RE COLLINS, 180 B.R. 447, 450-51 (Bankr. E.D. Va. 1995); MILFORD GROUP, INC. V. CONCRETE STEP UNITS, INC. (IN RE MILFORD GROUP, INC.), 150 B.R. 904, 906 (Bankr. M.D. Pa. 1992); IN RE TERRACE GARDENS PARK PARTNERSHIP, 96 B.R. 707, 712 (Bankr. W.D. Tex. 1989). Here, the aggregate amount of the asserted liens (at most) is less than approximately twenty-seven million five hundred thousand dollars ($27,500,000); however, the proposed purchase price for the assets, as set forth in the Term Sheet, is estimated to be in excess of approximately thirty-seven million dollars ($37,000,000).

         41. No secured creditors will be prejudiced by the free and clear sale of the purchased assets because, as noted above, all valid and enforceable liens and security interests existing on the purchased assets as of the date of closing will be transferred and attached to the net proceeds that the Debtor receives from the sale. Thus, the Debtor submits that the proposed transfer of the assets free and clear of any liens and claims is proper here.

         C. ASSUMPTION AND ASSIGNMENT OF THE ASSIGNED AGREEMENTS PURSUANT TO 11 U.S.C. SECTION 365 IS APPROPRIATE.

         42. In connection with the sale of assets to Cruttenden (or to a higher and better bidder), the Debtor proposes to assume the nonresidential real property leases identified in Exhibit D attached hereto, as well as the executory contracts identified in Exhibit E attached hereto (collectively, the "Assigned Agreements"),13 and to assign such leases and contracts to the Buyer in accordance with 11 U.S.C. Section 365.


------------------
(13) The parties' analysis of the executory contracts set forth on Exhibit E is ongoing, and thus the Debtor reserves the right to amend and/or supplement the list of contracts on Exhibit E at any time prior to the hearing on this Sale Motion.

         43. Section 365(a) of the Bankruptcy Code governs the assumption and assignment of unexpired leases and other executory contracts, and provides that the debtor in possession "subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor." 11 U.S.C.
Section 365(a). Section 365(f) of the Bankruptcy Code further provides, in pertinent part, that a debtor in possession "may assign an executory contract or unexpired lease of the debtor only if -- (A) the [debtor in possession] assumes such contract or lease in accordance with the provisions of this section; and (B) adequate assurance of future performance by the assignee of such contract or lease is provided, whether or not there has been a default in such contract or lease." 11 U.S.C. Section 365(f)(2). Section 365(b) of the Bankruptcy Code, in turn, provides that "[i]f there has been a default in an executory contract or unexpired lease of the debtor, the [debtor in possession] may not assume such contract or lease unless, at the time of assumption ..., the [debtor in possession] ... cures, or provides adequate assurance that the [debtor in possession] will promptly cure, such default." 11 U.S.C. Section 365(b). As discussed below, the Debtor here has satisfied each of the requirements of Section 365 of the Bankruptcy Code.

         1. ASSUMPTION AND ASSIGNMENT OF THE ASSIGNED AGREEMENTS IS A PROPER EXERCISE OF THE DEBTOR'S BUSINESS JUDGMENT.

         44. Although the Bankruptcy Code does not provide a standard for determining when it is appropriate for a court to approve a debtor's assumption of an unexpired lease or executory contract, courts have uniformly deferred to the business judgment of the debtor. E.G., ORION PICTURES CORP. V. SHOWTIME NETWORKS, INC. (IN RE ORION PICTURES CORP.), 4 F.3d 1095, 1098 (2d Cir. 1993); RICHMOND LEASING CO. V. CAPITAL BANK, N.A., 762 F.2d 1303, 1309 (5th Cir. 1985). Assumption here is a proper exercise of the Debtor's business judgment because, as discussed in more detail above, such assumption is necessary in order to sell the assets to the Buyer and to maximize the value received for those assets for the benefit of the bankruptcy estate.

         2.       THE BUYER CAN ADEQUATELY PERFORM UNDER THE ASSIGNED
                  AGREEMENTS.

         45. In addition, the parties to the Assigned Agreements can be assured of adequate future performance by the Buyer. With respect to section 365(f)(2)(B) of the Bankruptcy Code, the meaning of "adequate assurance of future performance" depends on the facts and circumstances of each case, but should be given, "practical, pragmatic construction." CARLISLE HOMES, INC. V. AZZARI (IN RE CARLISLE HOMES, INC.), 103 B.R. 524, 538 (Bankr. D.N.J. 1988) (citation omitted). Among other things, adequate assurance may be given demonstrating the assignee's ability to satisfy the financial obligations under the assigned agreements, as well a its experience in managing the type of enterprise or property assigned. SEE, E.G., IN RE ALIPAT, INC., 36 B.R. 274, 277 (Bankr. E.D. Mo. 1984) (reviewing cases). Moreover, where an assumption and assignment involves a shopping center lease, (14) section 365(b)(3) provides that "adequate assurance of future performance ... includes adequate assurance":

         (A) of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

         (B) that any percentage rent due under such lease will not decline substantially;

         (C) that assumption or assignment of such lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius, location, use, or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center; and

         (D) that assumption or assignment of such lease will not disrupt any tenant mix or balance in such shopping center.

11 U.S.C. Section 365(b)(3).


---------------------------
(14) The Debtor believes that Store Nos. 1, 2, 5, 8, 18, 22, 23, 27, 40, 45, 46,
49, 50, 51, 53, 55, 57, 62, 66, 75, 76, 77, 79, 80, 81, 82, 84, and 85 may fall within the definition of a shopping center lease for purposes of section 365(b)(3) (collectively referred to as the "Shopping Center Leases"). The Debtor, however, reserves all of its rights and defenses with respect to such leases.

         46. Because the Buyer here is a competent, financially stable assignee, the requirements of section 365 are satisfied. Specifically, as set forth in the Owen Affidavit, the Buyer has stated that it will comply with all post-closing obligations under all of the Assigned Agreements. Owen Affidavit at PARA 4. The Buyer expects to be financially capable of complying with such obligations because, among other things, the proposed sale of the assets to the Buyer, including the assumption and assignment of the Assigned Agreements, is contingent upon the Buyer providing the Debtor with written verification, on or before March 23, 2001, evidencing commitments for the arrangement of financing of the transactions contemplated by the Term Sheet in an amount of at least thirty-one million dollars ($31,000,000). Owen Affidavit PARA 5. In addition, as further described in the Owen Affidavit, the Buyer has executed a commitment letter to provide, either directly or through entities the Buyer controls, at least eight million dollars ($8,000,000) in equity financing to the newly formed entity. ID.

         47. The Buyer also anticipates a revenue growth of comparable store sales over the next five years of approximately two percent (2%) per annum in aggregate.(15) ID. at PARA 6. In addition, the Buyer estimates that it could pay down its debt obligations over the next five years by approximately ten million dollars ($10,000,000). ID.

         48. Because the Buyer intends to retain Messrs. Valone and Van Wagner, both of whom have extensive experience both in the retail industry generally and with the business being acquired in particular, in key executive and management positions following the closing of the sale transaction, the Buyer will have available to it the requisite experience and knowledge to effectively run the day-to-day business operations going forward. SEE ID. at PARA 8.


--------------------
(15) The Debtor has requested that the Buyer provide it with a comprehensive set of company-wide financial projections for the newly formed entity. Because the Buyer's due diligence has not been completed, however, the Buyer was not able to finalize such projections in advance of filing this Sale Motion.

         49. With respect to the Shopping Center Leases, the Buyer also has agreed that it will continue to adhere to all provisions in such leases, as well as in any other financing or master agreements relating to any respective shopping center, including, but not limited to, radius, location, use and/or exclusivity provisions. ID. at PARA 4. Because the Buyer is purchasing the Debtor's business as a going concern, the assignment of the Shopping Center Leases to the Buyer also will not disrupt any tenant mix or balance in the respective shopping centers. Finally, with the exception of Store Nos. 81 and 84, for at least the past seven (7) years, the Debtor has not been required to pay any percentage rent under the Shopping Center Leases. The Debtor has paid (or will pay) approximately $17,579.88 to the landlord of Store No. 81 and approximately $20,877.33 to the landlord of Store No. 84 on account of percentage rent owed under the respective lease agreements for the year 2000. Pursuant to the Owen Affidavit, the estimated percentage rent payments for the year 2001, based upon the projected store sales at these two store locations following the closing, will be the same if not better -- approximately $18,800.00 for Store No. 81 and approximately $29,500.00 for Store No. 84. ID. at PARA 7.

         50. Moreover, pursuant to the Bidding Procedures, any qualified overbid must contain evidence that the bidder also has provided adequate assurance of future performance, which evidence must be served concurrently with the submission of the bid on the parties to the Assigned Agreements.

         3.       OUTSTANDING AMOUNTS UNDER THE ASSIGNED AGREEMENTS WILL BE
                  CURED.

         51. Finally, pursuant to section 365(b), the Debtor has agreed, among other things, to pay all amounts necessary to cure any undisputed existing defaults or arrearages under the Assigned Agreements (the "Cure Amounts") within a reasonable time after the closing of the proposed sale transaction. The estimated undisputed Cure Amounts are set forth in Exhibit E. Any entity that objects to the Cure Amounts set forth herein must file and serve an objection (the "Cure Amount Objection"), which objection shall include the asserted amount that must be cured as a condition to assumption and assignment of the Assigned Agreements as well as any evidence supporting such assertion, so as to be received by the Debtor and its counsel by no later than 4:00 p.m. EST on April 5, 2001. THE FAILURE TO FILE AND SERVE A TIMELY CURE AMOUNT OBJECTION SHALL BE DEEMED TO BE A CONSENT TO THE CURE AMOUNT SET FORTH HEREIN. In the event that a Cure Amount Objection is timely filed and served, and the parties are unable to reach a resolution regarding such amount, the Debtor shall have until April 20, 2001 in which to file and serve on the objecting party a response to the Cure Amount Objection. A hearing on any disputed Cure Amounts shall be heard before the Court at the Debtor's April 25, 2001 omnibus hearing date. Any unresolved Cure Amount Objection shall not preclude the Court from approving the relief sought pursuant to the Sale Motion pending final resolution of such objection at the April 25, 2001 hearing.

         52. For the foregoing reasons, the assumption and assignment of the Assigned Agreements satisfies the requirements of section 365 of the Bankruptcy Code, and thus should be authorized as part of the asset sale.

         D.       SECTION 1146(c) EXEMPTION FROM TRANSFER TAXES IS PROPER.

         53. The disposition of the Debtor's assets, including, without limitation, the Debtor's inventory and leasehold interests, as contemplated herein, are acts that will be essential to the implementation of any chapter 11 plan proposed in this case. Accordingly, the Debtor submits that it is appropriate, pursuant to 11 U.S.C. Section 1146(c), to exempt the transfer of the Debtor's assets, and the making or delivery of any instruments evidencing such transfer, from any law imposing a stamp tax or similar tax.

         E. THE COURT SHOULD EXERCISE ITS DISCRETION TO SET ASIDE THE STAY PROVISION OF BANKRUPTCY RULE 6004(g).

         54. Rule 6004(g) provides that "[a]n order authorizing the use, sale, or lease of property other than cash collateral is stayed until the expiration of 10 days after entry of the order, unless the court orders otherwise." Such relief is within the sound discretion of the bankruptcy court. SEE AKAI HOLDINGS LTD. V. SINGER CO., N.V. (IN RE SINGER CO., N.V.), 2000

U.S. Dist. LEXIS 2565, at *50 (S.D.N.Y. March 7, 2000) (upholding bankruptcy court's discretion to set aside the 10-day stay afforded by Rule 6004(g)).

         55. Here, setting aside the stay provision in Bankruptcy Rule 6004(g) is necessary because the expeditious closing of the sale is in the best interest of the bankruptcy estate. The Debtor currently estimates that, as of the week of April 27, 2001, it will have negative availability of almost $500,000 under its line of credit with CIT. As such, the Debtor does not believe that it can extend the closing date past April 30, 2001, and rather, would prefer to close as soon as possible in order to avoid incurring additional administrative expenses.(16) Pursuant to the Term Sheet, however, the closing of the sale transaction cannot conclude until a final, non-appealable order approving the transaction is entered by this Court. Thus, it is in the best interest of the estate for the Debtor to avoid incurring additional administrative expenses by having the order approving the proposed transaction effective immediately.

                                   CONCLUSION

         WHEREFORE, for the foregoing reasons, the Debtor respectfully requests that the Court enter an order, substantially in the form of the order attached hereto, (i) authorizing it to sell certain identified assets to Cruttenden (or to an entity that makes a higher and better offer in compliance with the Bidding Procedures approved by this Court) free and clear of all liens, claims, interests, charges and encumbrances; (ii) authorizing the assumption and assignment of the Assigned Agreements; (iii) authorizing the Debtor to consummate all transactions related to the above, including, without limitation, entering into the Definitive Agreement; and (iv) granting such other and further relief as may be just and proper.

DATED: Wilmington, Delaware
       March 22, 2001


-------------------
(16) In fact, pursuant to the Term Sheet, the Buyer has agreed to reimburse the estate for the post-closing, pro rata share of April's rent. Thus, the Debtor could recoup some its administrative expenses by closing prior to April 30, 2001.

                                   PEPPER HAMILTON LLP

                                   /s/ David B. Stratton
                                   ---------------------------------
                                   David B. Stratton (DE No. 960)
                                   David M. Fournier (DE No. 2812)
                                   Aaron A. Garber (DE No. 3837)
                                   1201 Market Street, Suite 1600
                                   PARAO. Box 1709
                                   Wilmington, Delaware 19899-1709
                                   Telephone:  (302) 777-6500
                                   Telecopy:  (302) 656-8865

                                   and

                                   HENNIGAN, BENNETT & DORMAN
                                   Bennett J. Murphy
                                   Kelly K. Frazier
                                   601 South Figueroa Boulevard, Suite 3300
                                   Los Angeles, California 90017
                                   Telephone:  (213) 694-1200
                                   Telecopy:  (213) 694-1234

                                   ATTORNEYS FOR DEBTOR AND DEBTOR IN POSSESSION

                                    EXHIBIT A
                                    ---------




March 13, 2001


PERSONAL AND CONFIDENTIAL
-------------------------

Strouds DIP
Board of Directors
780 S. Nogales Street
City of Industry, CA  91748

                  Re:      Letter of Intent
                           ----------------
Gentlemen:


         This letter ("Letter of Intent") shall confirm the intention of Cruttenden Partners, LLC, Walter Cruttenden, Robert F. Valone and Gary A. Van Wagner on behalf on an entity to be formed by them (collectively, the "Buyer") to acquire the assets of Strouds, DIP, a Delaware corporation, currently a debtor and debtor-in possession in a bankruptcy case commenced under Chapter 11 of Title 11, United States Code, before the United States Bankruptcy Court in the State of Delaware (the "Court"), Case No. 00-3352 (MFW) (Bankr. D. Del.) (the "Case") ("Strouds" or the "Seller") and assume certain specified liabilities and executory contracts on the terms and conditions set forth below (the "Transaction"). Additionally, this Letter of Intent will furnish a basis for the preparation of one or more definitive agreements including, without limitation, an asset purchase agreement (the "Agreements") regarding the proposed Transaction.

         1. ASSETS TO BE PURCHASED. At the Closing of the proposed Transaction, the Buyer or such of its affiliates as it may designate, shall acquire from Strouds all assets and property, tangible and intangible, of the Strouds bankruptcy estate, (except such assets as the Buyer shall expressly elect not to acquire) including, without limitation, the following assets to be acquired (collectively, the "(Purchased Assets"): (i) the inventory of Strouds located at fifty (50) stores and two (2) distribution centers, as identified on Exhibit A attached hereto (the "Acquired Locations"); (ii) all furniture, fixtures, machinery and equipment located at the Acquired Locations and corporate offices; (iii) all computers, software, and related property associated with the operation of the Acquired Locations and corporate offices;
(iv) all of the Seller's leaseholds with respect to the Acquired Locations and Seller's corporate headquarters; (v) all customer and supplier lists and all other information as to sources of supply and relationships with suppliers and customers; (vi) copies of all books and records, correspondence, employment records, files and computer programs and data relating to the business of Strouds (including business prior to commencing the Case) reasonably required by the Buyer; (vii) such contracts which the Buyer expressly elects to acquire (and no others), a list of which shall be provided to Seller by Buyer on or before March 19, 2001; (viii) all intellectual property rights, inventory and general intangibles of any kind or nature of Strouds (including, without limitation, all trade names, trademarks, and copyrights); (ix) all prepaid advertising materials through the Closing Date; and (x) all internet domain names. At Closing, all of the foregoing Purchased Assets shall be transferred to the Buyer or its designated affiliates free and clear of any and all liens, security interests, claims and other encumbrances in accordance with, and with all of the protections afforded by, Section 363 of Title 11 of the United States Code (Title 11 of the United States Code is referred to from time to time as the "Code").

         2. INVENTORY TO BE ACQUIRED. The inventory to be acquired shall consist of all finished goods located at each of the Acquired Locations (collectively, "Inventory"), as of 9:00 p.m. the day before the Closing Date (the "Inventory Date"). The Inventory shall be acquired by the Buyer on an "as is, where is" basis, without representation or warranty other than as set forth in the Agreements. The Agreements shall include a representation and warranty that Inventory at the Acquired Locations that is over twelve (12) months old shall not exceed six million dollars ($6,000,000) in retail value in the aggregate as of the Closing. Five (5) days prior to the Closing, Strouds shall provide the Buyer with a current listing of all Inventory items reflecting the quantity and cost of such items in Strouds books and records. An independent third party designated by the Buyer and reasonably acceptable to Strouds shall perform a physical count of Inventory as of the Inventory Date, which physical count shall be conclusive and binding upon the parties as to the nature of the Inventory. The cost of such physical count shall be borne equally by Seller and Buyer, and such inventory count shall be completed prior to the Closing.

         3. LEASES TO BE ACQUIRED. The Purchased Assets include the assumption by Strouds and assignment to the Buyer of all Strouds' rights, title, privileges, benefits and interest in and to the leasehold interests relative the Acquired Locations and Strouds' corporate headquarters (the "Acquired Leases"). Strouds shall be responsible for the payment of any sums necessary to cure any outstanding defaults under any and all of the Acquired Leases, and such defaults shall be cured, or shall be subject to a Bankruptcy Court order providing that Buyer shall have no liability for pre-closing defaults, through and including April 30, 2001, or, if earlier, the Closing Date. Strouds shall disclose to the buyer in writing all existing disputes, if any concerning the cure amounts owing under the Acquired Leases known to it as of the execution of this letter and the Agreements, and Strouds shall be obligated to update the Buyer as to any such disputes of which it becomes aware on or before the Closing.

         4. EXCLUDED ASSETS: RETENTION OF LIABILITY. Buyer and Seller acknowledge and agree that Buyer will not be acquiring or purchasing any property or assets of Seller other than the Purchased Assets. Except as specifically agreed by Buyer as set forth herein, including, without limitation, paragraphs 5(a), (b), (c), (d), (f), & (g) Buyer shall not be liable for, and is not assuming or agreeing to assume, pay or discharge any debts, claims, damages, agreeing to assume, pay or discharge any debts, claims, damages, obligations, liabilities or responsibilities of any kind or nature whatsoever of the Seller, and/or its affiliates, or any related person or entity, and any of their respective agents, employees, contractors or other representatives, or any claim against any and all of the foregoing, whether known or unknown, contingent or absolute, direct or indirect, whensoever incurred, whether or not related to its use in Seller's business or otherwise, all which shall be retained by Seller (collectively "Retained Liabilities and Obligations"). No transferee liability shall attach to Buyer with respect to any Retained Liabilities and Obligations.

         5. PURCHASE PRICE. The purchase price (the "Purchase Price") shall be computed on the basis of the following:

         (a) Assumption by Buyer of that portion of the outstanding indebtedness owed by the Seller to CIT Group/Business Credit, Inc. and its assigns (collectively "CIT") allocable to the Inventory at the Acquired Locations. For purposes of this Term Sheet, Buyer and Seller estimate that the amount of the outstanding indebtedness owed by Seller to CIT to be assumed by Buyer on the Closing Date will not be more than thirty million dollars ($30,000,000). The actual amount of the CIT obligation to be assumed by the Buyer shall be calculated as of the Closing Date, based upon thirty seven percent (37.0%) of the retail value of the Inventory at the Acquired Locations per the stock ledger maintained by Seller.

         (b) Assumption by Buyer of (i) of Strouds actual post-petition accounts payable to trade vendors, or other post-petition obligations, in an amount of three million dollars ($3,000,000; and (ii) all accrued vacation and applicable payroll taxes payable for employees to be retained by the Buyer following the Closing Date (as defined herein). Strouds and the Buyer have agreed that the amount of accrued vacation benefits and applicable payroll taxes payable to be assumed by the Buyer shall not exceed one million one hundred thousand dollars ($1,100,000).

         (c) Assumption by Buyer of all of Strouds liabilities for gift certificates and merchandise credits outstanding as of the Closing Date, not to exceed one million for hundred dollars ($1,400,000) in the aggregate.

         (d) Reimbursement in cash payable by the Buyer on the Closing Date for the actual amounts paid by Strouds prior to the Closing for advertising expenses relating to or arising from book dates on or after May 15, 2001 not to exceed five hundred thousand dollars ($500,000).

         (e) The sum of two million dollars (42,000,000) in cash payable to Strouds on the Closing Date. Of this amount one million dollars ($1,000,000) will be advanced to CIT for the Company's benefit on the Order Date and will represent a priority loan if the Closing does not occur, and otherwise will be credited against the Purchase Price.

         (f) Reimbursement of Seller's closing month rent payment for the pro rata portion of the month following the Closing Date.

         (g) Assumption by Buyer of post-petition administrative claims aggregating two million dollars ($2,000,000) to be paid to Strouds via a non-interest bearing note (the "Note"). Such note will be payable in four (4) equal installments of five hundred thousand dollars ($500,000) each on the 90th day, 180th day, 270th day and 360th day, respectively from the Closing Date.

         6. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

         (a) Upon execution of a purchase and sale agreement acceptable in form to the Buyer, the Buyer shall deposit with Strouds the sum of two hundred and fifty thousand dollars ($250,000) which shall be held in a segregated account in trust by Strouds pending approval of the sale or a failure to close and which shall be fully refundable unless the failure to close is a result of a breach of the Agreements by the Buyer.

         (b) Following the entry of a final order by the Bankruptcy Court approving the sale, but no sooner than April 24, 2001, the Buyer shall deliver to Strouds the remainder of the Purchase Price. For purposes of this Letter of Intent, a "final order" shall be an order, acceptable in form and substance to the Buyer, approving the sale and the Agreements and finding the Buyer to be a "good faith" purchaser afforded the protection of Section 363(m) of the Bankruptcy Code, which order shall have been entered by the Court and from which there shall have been no appeal taken or any stay obtained preventing Strouds from consummating the sale to the Buyer.

         7. OTHER PROVISIONS OF THE AGREEMENTS. It is contemplated that the Agreements will:

         (a) Contain usual and customary representations and warranties by Strouds for an "as is," "where is" sale relating to Strouds business, operations, assets, liabilities, contracts and employees.

         (b) Provide that Strouds will obtain, at its own expense, all consents and approvals (including consents and approvals of governmental authorities, including the Court, and of parties to contracts) that are required to be obtained in connection with the sale of the Purchased Assets and the other transactions contemplated hereby pursuant to the order approving the sale transactions, provided, however, that Strouds shall not be responsible on or after the Closing for obtaining any permits, licenses, re-zoning, variances, building permits, special use permits, or other similar government consents or approvals as may be required in order for the Buyer to continue to operate the Acquired Locations.

         (c) Provide that the Buyer's obligations under the Agreements will be subject to the satisfaction of various conditions, including (without limitation) (i) a bring-down to the Closing

Date of each of Strouds' representations, warranties and covenants, (ii) the satisfactory completion of arrangements for the financing of the transactions contemplated hereby on terms acceptable to the Buyer, and (iii) the satisfactory completion by the Buyer of a pre-acquisition investigation of Strouds and Strouds' business and operations; provided, however, that subparagraph (i) shall be deemed waived unless asserted by the Buyer prior to or at the hearing on Strouds' motion to approve the sale of assets to the Buyer and subparagraphs (ii) and (iii) shall be deemed not satisfied unless Buyer on or prior to March 23, 2001, acknowledges satisfaction thereof or waives them.

         (d) Provide for the payment by Strouds of all sales taxes, use taxes, transfer taxes, filing fees and similar taxes, fees, charges and expenses required to be paid in connection with the sale of the Purchased Assets to the Buyer and the other proposed transactions pursuant to the order approving the sale; and

         (e) Provide for written verification from the Buyer in a form satisfactory to Strouds evidencing commitments for arrangements of financing of the transactions contemplated herein by no later than March 23, 2001 on terms satisfactory to the Buyer, which commitment provides for at least thirty one million dollars ($31,000,000) in capital financing and Senior Debt ("Senior Financing"). Buyer has attached to this letter as Exhibit B a copy of the commitment it has received to provide additional financing needed for this transaction. The capital commitment from financing entities includes the assumption of outstanding indebtedness owed by Seller to CIT as provided for in paragraph 5(a).

         8. NO MATERIAL ADVERSE CHANGE. Pending the hearing on the approval on the sale to the Buyer, there shall be no material adverse change in Strouds' operating results. For purposes of any purchase and sale agreement, a "material adverse change" giving the Buyer the right to terminate any purchase agreement shall mean comparable sales decline by more than fifteen percent (15.0%) on a cumulative basis from the prior year for the months ended January through March 2001 for the Acquired Locations.

         9. DEADLINES AND CLOSING DATE. The parties agree that time is of the essence with respect to the transaction described herein. As such the parties have agreed to the following timetable of events:

         (a) Execution of the Letter of Intent by March 13, 2001 (the "Termination Date");

         (b) Filing of a motion in Strouds' Chapter 11 case for emergency approval of: (i) the appropriate terms of this Letter of Intent and (ii) the bidding procedures including without limitation, the Break Up Fee (as defined below) and the overbid process (collectively, the "Procedure Motion") no later than March 14, 2001, or such other date as the parties may mutually agree upon (the "Procedure Motion Date");

         (c) Approval by the Bankruptcy Court with jurisdiction over Strouds' Chapter 11 case of the Procedure Motion no later than March 29, 2001, or such other date as the parties may mutually agree upon (the "Procedure Approval Date");

         (d) Execution of the definitive purchase and sale agreement in form and substance satisfactory to the Buyer and Strouds no later than March 26, 2001;

         (e) The Buyer to deliver to Strouds a signed commitment letter for the Senior Financing no later than March 23, 2001 or such date as the parties may mutually agree upon;

         (f) Approval and entry by the Bankruptcy Court with jurisdiction over Strouds' Chapter 11 case of an order approving the terms of the sale and the Agreements no later than April 12, 2001, or such other date as the parties may mutually agree upon (the "Order Date"); and

         (g) In conjunction with the payment of the Purchase Price as set forth above, a Closing Date within twelve (12) business days after the Order Date (the "Closing Date").

         10. PERSONNEL. The Buyer will retain substantially all key personnel, and shall, at no expense to Strouds, provide reasonable access for Strouds to all personnel, facilities and/or systems to the extent necessary to complete the orderly liquidation of all assets of Strouds' estate other than the Purchased Assets, including, without limitation, any and all claims and causes of action, following the Closing date up to the earlier of twelve months after:
(i) the effective Date of the confirmation of a plan of reorganization by Strouds, (ii) or conversion of Strouds' case to a liquidation under Chapter 7 of the Bankruptcy Code. On or before the Closing, the Buyer and Strouds shall enter into a records agreement, on terms mutually satisfactory to the Buyer and Strouds, that provides Strouds with reasonable access to documents, at no cost to Strouds, that are necessary to enable Strouds to complete the liquidation of the remaining assets of the bankruptcy estate other than the Purchased Assets. The Seller agrees to retain the services of Messrs. Valone and Van Wagner through the Closing Date at their current compensation levels in a capacity as deemed appropriate by the Seller and subject to an appropriate "ethical wall."

         11. OVERBIDS. Any interested party may offer to buy the Purchased Assets on similar terms and conditions described herein; provided, however, any third party purchaser must offer a Purchase Price greater than that which the Buyer has proposed to pay Strouds pursuant to the terms hereof. In such event an offer to purchase ("Overbid Offer") MUST (i) be in writing signed by the offeror, (ii) be for a cash purchase price of at least two hundred seventy five thousand dollars ($275,000) more than the Purchase Price to be paid by the Buyer (the "Initial Overbid"), (iii) be accompanied by a deposit in the amount of two hundred seventy five thousand dollars ($275,000) by way of cashier's check or certified funds, (iv) be delivered to counsel for Strouds at least three (3) business days prior to the hearing on the sale, and (v) be delivered to the Buyer concurrent with the delivery of the Overbid Offer to counsel for Strouds. In the event that

Strouds receives an Overbid Offer as described above, then the Buyer shall have one (1) business day after receipt of an Over bid Offer within which to increase its proposed Purchase Price by no less than the Overbid Offer, plus the Incremental Bid Amount (as defined herein). If the Buyer increases its bid, notice of the Buyer's offer shall be communicated to the party that tendered the Overbid Offer (the "Overbid Offeror"), and the Overbid Offeror shall have the opportunity to appear at the sale hearing and tender any additional Overbid Offer at that time. The Buyer shall again have the opportunity to exceed the new Overbid Offer. Each subsequent Overbid Offer must be in increments of no less than $50,000 (the "Incremental Bid Amount"). If Strouds accepts an Overbid Offer from any party other than the Buyer, any funds deposited by the Buyer shall promptly be returned to the Buyer. If Strouds accepts and closes an Overbid Offer it shall also be required to pay the Buyer one hundred seventy five thousand dollars ($175,000) to compensate the Buyer for its direct financing costs, reasonable attorneys' fees, out of pocket expenses and related costs (collectively, the "Break Up Fee").

         12. ACCESS. From and after the date of this Letter of Intent, Strouds shall (i) provide the Buyer and the Buyer's attorneys, accountants, advisors, representative and prospective lenders with full and complete access to all assets, contracts, books, records, financial statements and employees of Strouds and its affiliates, and (ii) compile and provide the Buyer with such information as the Buyer may reasonably request.

         13. PUBLICITY. No press release, notice, disclosure or other publicity concerning the proposed transactions shall be issued, given, made or otherwise disseminated by Strouds without the approval of the Buyer.

         14. JURISDICTION. This Letter of Intent shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflict of laws, except as superseded by the Code.

         15. PARAGRAPHS 1 THROUGH 11 NOT BINDING. This Letter of Intent is an expression of intent only, and does not set forth all of the matters upon which agreement must be reached in order for the proposed transactions to be consummated. The respective rights and obligations of Strouds and the Buyer remain to be defined in the Agreements (the terms and provisions of which will be subject to approval by Strouds and the Buyer), and the parties do not intend to be legally bound or otherwise to incur any obligations with respect to the proposed transactions until such time (if ever), as the Agreements are executed and delivered. Accordingly, this document does not constitute a legally binding document and does not create any legal obligations on the part of, or any rights in favor of, Strouds, the Buyer, or any other party, provided, however, that notwithstanding anything contained in this paragraph 15, the provisions of paragraphs 6(a), 12, 13 and 14 and the provisions of paragraph 11 pertaining to the return of Buyer's deposit of this letter (as well as this paragraph 15) shall be legally binding upon and enforceable against Strouds.

         Except with respect to paragraphs 6(a), 12, 13, 14 and 15 and the provisions of paragraph 11 pertaining to the return of Buyer's deposit of this letter, this Letter of Intent shall terminate on March 29, 2001.

         This Letter of Intent may be executed in counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

         If you are in agreement with the foregoing, please so indicate by signing in the space indicated below.

         Very truly yours,

         On behalf of the "BUYER":

         CRUTTENDEN PARTNERS, LLC

         /s/ Walter Cruttenden
         -----------------------------------------------------------
                  Walter Cruttenden, Managing Partner and as an Individual

         /s/ Robert F. Valone
         -----------------------------------------------------------
                  Robert F. Valone, Individual

         /s/ Gary A. Van Wagner
         -----------------------------------------------------------
                  Gary A. Van Wagner, Individual

         Agreed to and Acknowledged by:



         STROUDS, DEBTOR AND DEBTOR-IN-POSSESSION, the "Seller"



         By: /s/ Thomas S. Paccioretti
             -------------------------------------------------------

         Name: Thomas S. Paccioretti
               -----------------------------------------------------

         Title: President and CEO
                ----------------------------------------------------

                                            EXHIBIT A


                                            STORE LIST

-------------------------------------------------------------------------------------------------------------
     STORE #                               STORE ADDRESS                            STORE TELEPHONE #
-------------------------------------------------------------------------------------------------------------
Corporate Office           780 So. Nogales St., City of Industry, CA  91748           626-912-2866
-------------------------------------------------------------------------------------------------------------
Distribution Center                        435 Lemon Ave.                             909-594-4374
-------------------------------------------------------------------------------------------------------------
       911                                18855 E San Jose                            626-581-2463
-------------------------------------------------------------------------------------------------------------
        1                     3741 E. Foothill Blvd., Pasadena, CA 91107              626-351-9605
-------------------------------------------------------------------------------------------------------------
        2                     20026 Hawthorne Blvd., Torrance, CA 90503               310-371-4632
-------------------------------------------------------------------------------------------------------------
        4                       8752 Corbin Ave., Northridge, CA 91324                818-701-5026
-------------------------------------------------------------------------------------------------------------
        5                24391 Ave. De La Carlota #P4-7 Laguna Hills, CA 92653        949-855-9995
-------------------------------------------------------------------------------------------------------------
        6                    8867 Villa La Jolla Dr., La Jolla, CA 92037              619-457-0525
-------------------------------------------------------------------------------------------------------------
        7                       9913 Paramount Blvd. Downey, CA 90240                 562-928-6479
-------------------------------------------------------------------------------------------------------------
        8                      5031 Lakewood Blvd., Lakewood, CA 90712                562-630-2962
-------------------------------------------------------------------------------------------------------------
        9                     8104 Beverly Blvd., Los Angeles, CA 90048               323-655-5780
-------------------------------------------------------------------------------------------------------------
       10                     12160 Ventura Blvd., Studio City, CA 91604              818-752-2660
-------------------------------------------------------------------------------------------------------------
       12                      700 El Camino Real, Menlo Park, CA 94025               650-327-7680
-------------------------------------------------------------------------------------------------------------
       13                   1236-A W. El Camino Real, Sunnyvale, CA 94087             408-733-0910
-------------------------------------------------------------------------------------------------------------
       18                     1381 S. Harbor Blvd., Fullerton, CA 92831               714-447-8955
-------------------------------------------------------------------------------------------------------------
       19                  555 Contra Costa Blvd., Pleasant Hill, CA 94523            925-682-4480
-------------------------------------------------------------------------------------------------------------
       22                   1835 B129 Newport Blvd., Costa Mesa, CA 92627             949-722-7655
-------------------------------------------------------------------------------------------------------------
       23                435 Corte Madera Town Center, Corte Madera, CA 94925         415-924-3817
-------------------------------------------------------------------------------------------------------------
       26                         4 E. 4th Ave., San Mateo, CA 94401                  650-342-4743
-------------------------------------------------------------------------------------------------------------
       27                    5353 Almaden Expressway, San Jose, CA 95118              408-978-0552
-------------------------------------------------------------------------------------------------------------
       28                 3883 La Cumbre Plaza Lane, Santa Barbara, CA 93105          805-682-2711
-------------------------------------------------------------------------------------------------------------
       31                    3111 Stevens Creek Blvd., San Jose, CA 95117             408-984-6090
-------------------------------------------------------------------------------------------------------------
       35                        440 S. Lake Ave., Pasadena, CA 91101                 626-578-0633
-------------------------------------------------------------------------------------------------------------
       36                       2380 N. Tustin Ave., Orange, CA 92856                 714-637-6488
-------------------------------------------------------------------------------------------------------------
       37                        204 S. Decatur, Las Vegas, NV 89107                  702-870-7330
-------------------------------------------------------------------------------------------------------------
       38                     23000 Hawthorne Blvd., Torrance, CA 90505               310-378-2083
-------------------------------------------------------------------------------------------------------------
       39                     72014 Highway 111, Rancho Mirage, CA 92270              760-341-6939
-------------------------------------------------------------------------------------------------------------
       40                100 N. La Cienega Blvd., #218, Los Angeles, CA 90048         310-657-2422
-------------------------------------------------------------------------------------------------------------
       41                  1333 S. California Blvd., Walnut Creek, CA 94596           925-933-1113
-------------------------------------------------------------------------------------------------------------
       42                   7256 San Ramone Valley Blvd., Dublin, CA 94588            925-828-2323
-------------------------------------------------------------------------------------------------------------
       43                    10830 Santa Monica Blvd., Los Angeles, 90025             310-470-7606
-------------------------------------------------------------------------------------------------------------
       45                   28001 Greenfield Dr., Laguna Niguel, CA 92677             949-831-3349
-------------------------------------------------------------------------------------------------------------
       46                            835 E. Birch, Brea, CA 92821                     714-529-8005
-------------------------------------------------------------------------------------------------------------
       48                    213 N. Citrus Street, West Covina, CA 91791              626-966-7028
-------------------------------------------------------------------------------------------------------------
       49                      5427 Moreno St., #D, Montclair, CA 91763               909-621-2979
-------------------------------------------------------------------------------------------------------------
       50                         4300-B E. Main, Ventura, CA 93006                   805-650-7990
-------------------------------------------------------------------------------------------------------------
       51              17600 Collier Ave., Ste. G.-160, Lake Elsinore, CA 92530       909-245-2925
-------------------------------------------------------------------------------------------------------------



                                         EXHIBIT A - CONT.

-------------------------------------------------------------------------------------------------------------
     STORE #                               STORE ADDRESS                            STORE TELEPHONE #
-------------------------------------------------------------------------------------------------------------
       53                     1005 Pescadero Ave., #127, Tracy, CA 95376              209-833-6292
-------------------------------------------------------------------------------------------------------------
       55                          3140 Galleria, Edina, MN, 55435                    612-922-6616
-------------------------------------------------------------------------------------------------------------
       57                      311-B Nut Tree Rd., Vacaville, CA 95687                707-451-4781
-------------------------------------------------------------------------------------------------------------
       62                     3361-A Rosecrans St., San Diego, CA 92110               619-523-9084
-------------------------------------------------------------------------------------------------------------
       65                    980 Camino De La Reina, San Diego, CA 92108              619-291-0026
-------------------------------------------------------------------------------------------------------------
       66                 6346-A E. Pacific Coast Hwy., Long Beach, CA 90803          562-430-9426
-------------------------------------------------------------------------------------------------------------
       75                      960 Del Monte Center, Monterey, CA 93940               831-548-9220
-------------------------------------------------------------------------------------------------------------
       76                    650 El Paso De Saratoga, San Jose, CA 95130              408-379-9979
-------------------------------------------------------------------------------------------------------------
       77                     33 N. Moorpark Rd., Thousand Oaks, CA 91360             805-494-1719
-------------------------------------------------------------------------------------------------------------
       79                      223 N. Glendale Ave., Glendale, CA 91206
-------------------------------------------------------------------------------------------------------------
       80                        13230 Jamboree Rd., Irvine, CA 92620                 714-368-9354
-------------------------------------------------------------------------------------------------------------
       81                         8154 Bell Rd., Glendale, AZ 82325                   623-486-8857
-------------------------------------------------------------------------------------------------------------
       82                     8939 Indian Bend Rd., Scottsdale, AZ 82325              480-367-7985
-------------------------------------------------------------------------------------------------------------
       84                1919 E. Camelback Rd., Suite 128, Phoenix, AZ 85016          602-230-1776
-------------------------------------------------------------------------------------------------------------
       85                      12805 N. Tatum Blvd., Phoenix, AZ 85302                602-923-0193
-------------------------------------------------------------------------------------------------------------
       86                   6263 Topanga Canyon Blvd., Woodland Hills, CA             818-702-9435
-------------------------------------------------------------------------------------------------------------


                                    EXHIBIT B



TO WHOM IT MAY CONCERN:

         I have reviewed the Letter of Intent dated March 13, 2001 being sent by Cruttenden Partners and others on behalf of an entity to be formed to purchase assets of Strouds, Inc. I have agreed, directly or through entities I control, to provide at least eight million dollars ($8,000,000) in equity financing to the new entity, provided that a satisfactory asset purchase agreement is executed by March 29, 2001, and provided that the letter of intent has not otherwise terminated. My agreement to provide equity is contingent upon the closing conditions in the definitive agreement being satisfied.



                           /s/ Walter Cruttenden
                           -----------------------------------------
                                     Walter Cruttenden

                                    EXHIBIT B

                       ASSERTED LIENS ON ASSETS BEING SOLD

         The following chart summarizes those entities that purport to have a lien on certain of the assets being sold pursuant to this Sale Motion. The chart also sets forth the asserted amounts of such liens. The Debtor, however, reserves all rights and defenses with respect to these asserted claims, including, without limitation, the right to challenge the validity, extent and amount of the asserted liens.

------------------------------------------------------ -------------------------------- ------------------------------
NAME OF ENTITY                                         DESCRIPTION OF                   ASSERTED  AMOUNT OF
--------------                                         -------------------------------- ------------------------------
                                                       LIEN/COLLATERAL                  CLAIM AS OF CLOSING
------------------------------------------------------ -------------------------------- ------------------------------
CIT Group/Business Credit, Inc.                        Substantially All Assets         $26,788,000.00
Attn: Adrian Avalos                                    of the Debtor
300 S. Grand Avenue, 3rd Fl
Los Angeles, CA 90071
------------------------------------------------------ -------------------------------- ------------------------------
Gold Coast Transportation Servs.                       Freight Carrier Lien             $421,867.21
c/o Nordman, Cormany, Hair & Compton
Attn: William E. Winfield
1000 Town Center Drive, 6th Fl.
Oxnard, CA 93030
------------------------------------------------------ -------------------------------- ------------------------------
Monterey County Tax Collector                          Tax Lien                         $5,549.30
c/o Law Offices of Martha E. Romero
Attn: Martha E. Romero
7743 South Painter Ave., Suite A
Whittler, CA 90602
------------------------------------------------------ -------------------------------- ------------------------------
County of Riverside                                    Tax Lien                         $3,656.71
Attn: Paul McDonnell
Treasurer Tax Collector
P.O. Box 12005
Riverside, CA 92502-2205
------------------------------------------------------ -------------------------------- ------------------------------
County of San Diego                                    Tax Lien                         $14,639.64
Bart Hartmann Treasurer-Tax Collector
Attn: Elizabeth Molina
1600 Pacific Hwy.
Room 162
San Diego, CA 92101
------------------------------------------------------ -------------------------------- ------------------------------
County of San Joaquin                                  Tax Lien                         $1,327.14
Attn: Thomas R. Russell
Treasurer Tax Collector
P.O. Box 2169
Stockton, CA 95201-2169
------------------------------------------------------ -------------------------------- ------------------------------
Pullman Bank & Trust                                   Parts of shelving at six of      $255,145.90
3930 Edison Lakes Parkway                              the Debtor's retail store
Suite 310                                              locations
Mishawaka, IN 46545
------------------------------------------------------ -------------------------------- ------------------------------


TOTAL ASSERTED AMOUNT OF CLAIMS:  $27,490,185.90

                                    EXHIBIT C

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                        ) Chapter 11 Case
                                             )
STROUDS, INC.,                               ) Case No. 00-3552 (MFW)
                                             )
                              Debtor.        )
                                             )
-------------------------------------------- )

 NOTICE OF MOTION OF THE DEBTOR AND DEBTOR IN POSSESSION FOR AN ORDER APPROVING:
 (I) THE SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS AND BUSINESS FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES PURSUANT TO 11 U.S.C. SECTION
 363; AND (II) ASSUMPTION AND ASSIGNMENT OF CERTAIN NONRESIDENTIAL REAL PROPERTY
        LEASES AND EXECUTORY CONTRACTS PURSUANT TO 11 U.S.C. SECTION 365

         PLEASE TAKE NOTICE that on March 22, 2001, Strouds, Inc., the debtor and debtor in possession in the above-referenced bankruptcy case (the "Debtor"), filed the "Motion For An Order Approving: (I) The Sale Of Substantially All Of The Debtor's Assets And Business Free And Clear Of All Liens, Claims And Encumbrances Pursuant To 11 U.S.C. Section 363; And (II) Assumption And Assignment Of Certain Nonresidential Real Property Leases And Executory Contracts Pursuant To 11 U.S.C. Section 365" (the "Sale Motion"), with the United States Bankruptcy Court for the District of Delaware, 824 N. Market Street, Wilmington, Delaware 19801 (the "Court").

         Pursuant to the Sale Motion, the Debtor is seeking the entry of an order (the "Sale Order"): (i) authorizing the sale of substantially all of the Debtor's assets to Cruttenden Partners, LLC, Mr. Walter Cruttenden, Mr. Robert
F. Valone, and Mr. Gary A. Van Wagner, on behalf of an entity to be formed by them (the "Buyer") (or to an entity that makes a higher and/or better offer in compliance with the bidding procedures approved by the Court), free and clear of all liens, claims, interests, charges and encumbrances; (ii) authorizing the assumption and assignment of the nonresidential real property leases and other executory contracts identified in the Sale Motion; and (iii) authorizing the Debtor to consummate all transactions related to the above, including, without limitation, entering into a definitive agreement for the purchase and sale of the purchased assets (the "Definitive Agreement").

         The terms of the sale to the Buyer are as follows:(17)


-----------------------
(17) The following is only a summary of the terms and conditions of the proposed sale of assets, as set forth in the letter of intent, dated March 13, 2001, between the Debtor and the Buyer. Parties, however, are referred to the Definitive Agreement for a complete understanding of specific terms and conditions of the sale transaction, and in the event there are any inconsistencies between the Definitive Agreement and the summary set forth herein, the Definitive Agreement shall control.

         a) ASSETS TO BE SOLD: The Buyer shall acquire from the Debtor all assets and property, tangible and intangible, of the bankruptcy estate (except such assets as the Buyer shall expressly elect not to acquire), including, without limitation, the following assets (collectively, the "Purchased Assets"): (i) the inventory of the Debtor located at fifty
                  (50) stores and two (2) distribution centers (the "Acquired Locations"); (ii) all furniture, fixtures, machinery and equipment located at the Acquired Locations and the corporate offices; (iii) all computers, software, and related property associated with the operation of the Acquired Locations and the corporate offices; (iv) all of the Debtor's leaseholds with respect to the Acquired Locations and Debtor's corporate headquarters; (v) all customer and supplier lists and all other information as to sources of supply and relationships with suppliers and customers; (vi) copies of all books and records, correspondence, employment records, files and computer programs and data relating to the business of the Debtor (including business prior to commencing the case) reasonably required by the Buyer; (vii) such contracts which the Buyer expressly elects to acquire (and no others), a list of which was provided to the Debtor by Buyer on March 19, 2001; (viii) all intellectual property rights, inventory and general intangibles of any kind or nature of the Debtor (including, without limitation, all trade names, trademarks, and copyrights); (ix) all prepaid advertising materials through the Closing Date; and (x) all internet domain names.

         b) INVENTORY TO BE ACQUIRED: The inventory to be acquired shall consist of all finished goods located at each of the Acquired Locations (collectively, "Inventory"), as of 9:00 p.m. the day before the Closing Date (the "Inventory Date"). The Inventory shall be acquired by the Buyer on an "as is, where is" basis, without representation or warranty other than as set forth in the Definitive Agreement.

         c) LEASES TO BE ACQUIRED: The Purchased Assets include the assumption by the Debtor and assignment to the Buyer of all of the Debtor's rights, title, privileges, benefits and interest in and to the leasehold interests relative to the Acquired Locations and the Debtor's corporate headquarters (the "Acquired Leases"). The Debtor shall be responsible for the payment of any sums necessary to cure any outstanding defaults under any and all of the Acquired Leases, and such defaults shall be cured, or shall be subject to a Court order providing that Buyer shall have no liability for pre-closing defaults, through and including April 30, 2001 or, if earlier, the Closing Date.

         d) PURCHASE PRICE: The purchase price (the "Purchase Price") shall be computed on the basis of the following: (i) assumption by Buyer of that portion of the outstanding indebtedness owed by the Debtor to CIT Group/Business Credit, Inc. and its assigns (collectively, "CIT"), allocable to the Inventory at the Acquired

                  Locations based upon thirty seven percent (37.0%) of the retail value of the Inventory at the Acquired Locations per the stock ledger maintained by the Debtor; (ii) assumption by Buyer of the Debtor's actual post-petition accounts payable to trade vendors, or other post-petition obligations, in an amount of three million dollars ($3,000,000) and all accrued vacation and applicable payroll taxes payable for employees to be retained by the Buyer following the Closing Date in an amount not to exceed one million one hundred thousand dollars ($1,100,000);
                  (iii) assumption by Buyer of all of the Debtor's liabilities for gift certificates and merchandise credits outstanding as of the Closing Date in an amount not to exceed one million four hundred thousand dollars ($1,400,000) in the aggregate; (iv) reimbursement in cash payable by the Buyer on the Closing Date for the actual amounts paid by the Debtor prior to the Closing for advertising expenses relating to or arising from book dates on or after May 15, 2001 in an amount not to exceed five hundred thousand dollars ($500,000); (v) the sum of two million dollars ($2,000,000) in cash payable to the Debtor on the Closing Date; (vi) reimbursement of the Debtor's closing month rent for the pro rata portion of the month following the Closing Date; and (vii) assumption by Buyer of additional post-petition administrative claims aggregating two million ($2,000,000) to be paid to the Debtor via a non-interest bearing note (the "Note"), which Note will be payable in four (4) equal installments of five hundred thousand dollars ($500,000) each on the 90th day, 180th day, 270th day and 360th day, respectively from the Closing Date.(18)

         e) DEPOSIT: Upon execution of the Definitive Agreement, the Buyer shall deposit with the Debtor the sum of two hundred and fifty thousand dollars ($250,000).

         f) CONDITIONS: Consummation of the proposed sale is conditioned upon, inter alia: (i) the Buyer delivering to the Debtor an executed financing commitment letter by no later than March 23, 2001; (ii) the execution of the Definitive Agreement by no later than March 26, 2001; and (iii) the entry of an order by the Court approving this Sale Motion on or before April 12, 2001 (the "Sale Order").

         g) HIGHER AND BETTER OFFERS: The Definitive Agreement is subject to the submission by third-parties of higher and better offers. In the event that qualified higher and/or better offers are submitted in accordance with the bidding procedures approved by the Court (the "Bidding Procedures"), an auction for the sale of assets will be conducted at the offices of Pepper Hamilton, LLP, 1201 Market


------------------------
(18) Following the Buyer's assumption of the liabilities as set forth above (other than assumed liabilities to be paid with the proceeds of the Note), the Debtor and its estate shall be released and discharged from such liability, except to the extent that the amount of such liabilities exceed the limits of the Buyer's obligation as set forth above, in which case the Debtor and its estate shall only be liable for such amounts that exceed the applicable limitation.

                  Street, Suite 1600 in Wilmington, Delaware on April 11, 2001 beginning at 2:00 p.m.

         A copy of the Sale Motion, as well as the motion to approve the Bidding Procedures (a copy of which was filed with the Court on March 14, 2001) may be obtained by contacting Ikon Office Solutions, 901 N. Market Street, Suite 718, Wilmington, Delaware 19801, Telephone: (302) 777-4500.

         Objections to the Sale Motion must be filed with the Court and served on counsel for the Debtor identified below so as to be received by 4:00 P.M. EASTERN STANDARD TIME ON APRIL 5, 2001. OBJECTIONS THAT ARE NOT TIMELY FILED AND SERVED MAY NOT BE CONSIDERED BY THE COURT. A hearing to approve the Sale Motion will be held on APRIL 12, 2001 AT 10:30 A.M. at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Sixth Floor, Wilmington, Delaware 19801, before the Honorable Mary F. Walrath, United States Bankruptcy Judge.

Dated:   March 22, 2001


                               PEPPER HAMILTON LLP

                               /s/ David B. Stratton
                               ---------------------------------------
                               David B. Stratton (DE No. 960)
                               David M. Fournier (DE No. 2812)
                               Aaron A. Garber (DE NO. 3837)
                               1201 Market Street, Suite 1600
                               P.O. Box 1709
                               Wilmington, Delaware 19899-1709
                               Telephone:  (302) 777-6500
                               Telecopy:  (302) 656-8865

                               and

                               HENNIGAN, BENNETT & DORMAN
                               Bennett J. Murphy
                               Kelly K. Frazier
                               601 South Figueroa Boulevard, Suite 3300
                               Los Angeles, California 90017
                               Telephone:  (213) 694-1200
                               Telecopy:  (213) 694-1234

                               Attorneys for Debtor and Debtor in Possession

                                    EXHIBIT D

                   LIST OF ACQUIRED LOCATIONS AND CURE AMOUNTS

-------------------------- ---------------------------------------------------- --------------------------------------
STORE NUMBER               ADDRESS                                              CURE AMOUNT
-------------------------- ---------------------------------------------------- --------------------------------------
Corporate Office           780 South Nogales St.                                $0.00*
                           City of Industry, CA 91748
-------------------------- ---------------------------------------------------- --------------------------------------
Distribution Center        435 S. Lemon Ave.                                    $9,987.40
                           Walnut, CA 91789
-------------------------- ---------------------------------------------------- --------------------------------------
Satellite Warehouse        Industry Industrial Park "D"                         $6,702.50
                           13191 Crossroads Parkway
                           City of Industry, CA 91746-3497
-------------------------- ---------------------------------------------------- --------------------------------------
1                          3741 E. Foothill Blvd.                               $2,216.97**
                           Pasadena, CA 91107
-------------------------- ---------------------------------------------------- --------------------------------------
2                          20026 Hawthorne Blvd.                                $2,552.17
                           Torrance, CA 90503
-------------------------- ---------------------------------------------------- --------------------------------------
4                          8752 Corbin Ave.                                     $2,620.80
                           Northridge, CA 91324
-------------------------- ---------------------------------------------------- --------------------------------------
5                          24291 Ave De La Carlota #P4-7                        $4,273.07 payable to:
                           Laguna Hills, CA 92653                               Laguna Hills Investment Co.
                                                                                c/o Fritz Duda Company
                                                                                P.O. Box 60848
                                                                                Los Angeles, CA 90060-0848

                                                                                $25.00 payable to:
                                                                                Laguna Hills Promotional Fund
                                                                                Comerica
                                                                                c/o Fritz Duda Company
                                                                                P.O. Box 60848
                                                                                Los Angeles, CA 90060-0848
-------------------------- ---------------------------------------------------- --------------------------------------
6                          8867 Villa La Jolla Dr.                              $6,068.94
                           La Jolla, CA 92037
-------------------------- ---------------------------------------------------- --------------------------------------
7                          9913 Paramount Blvd.                                 $1,258.73
                           Downey, CA 90240
-------------------------- ---------------------------------------------------- --------------------------------------
8                          5031 Lakewood Blvd.                                  $3,377.78
                           Lakewood, CA 90712





-------------------------- ---------------------------------------------------- --------------------------------------


-------------------------- ---------------------------------------------------- --------------------------------------
STORE NUMBER               ADDRESS                                              CURE AMOUNT
-------------------------- ---------------------------------------------------- --------------------------------------
-------------------------- ---------------------------------------------------- --------------------------------------
9                          8104 Beverly Blvd.                                   $0.00*** payable to:
                           Los Angeles, CA 90048                                8110 Beverly Boulevard
                                                                                c/o A.J. Morgan & Company
                                                                                8362 1/2 West Third Street
                                                                                Los Angeles, CA 90048

                                                                                $267.25 payable to:
                                                                                Helen C. Williams
                                                                                11520 Greyford Street
                                                                                Whittier, CA 90606

                                                                                $5,135.13 payable to:
                                                                                Sachse Real Estate Co., Inc.
                                                                                Attn: Edmond A. Sachse
                                                                                315 S. Beverly Blvd., Ste. 415
                                                                                Beverly Hills, CA 90212
-------------------------- ---------------------------------------------------- --------------------------------------
10                         12160 Ventura Blvd.                                  $7,734.56
                           Studio City, CA 91604
-------------------------- ---------------------------------------------------- --------------------------------------
12                         700 El Camino Real                                   $12,641.34
                           Menlo Park, CA 94025
-------------------------- ---------------------------------------------------- --------------------------------------
13                         1236-A W. El Camino Real                             $0.00****
                           Sunnyvale, CA 94087
-------------------------- ---------------------------------------------------- --------------------------------------
18                         1381 S. Harbor Blvd.                                 $2,344.20
                           Fullerton, CA 92831
-------------------------- ---------------------------------------------------- --------------------------------------
19                         555 Contra Costa Blvd.                               $7,346.99
                           Pleasant Hill, CA 94523
-------------------------- ---------------------------------------------------- --------------------------------------
22                         1835 B129 Newport Blvd.                              $6,544.37
                           Costa Mesa, CA 92627
-------------------------- ---------------------------------------------------- --------------------------------------
23                         435 Corte Madera Town Center                         $7,354.95
                           Corte Madera, CA 94925
-------------------------- ---------------------------------------------------- --------------------------------------
26                         4 E. 4th Ave.                                        $8,567.67
                           San Mateo, CA 94401
-------------------------- ---------------------------------------------------- --------------------------------------
27                         5353 Almaden Expressway                              $18,155.50
                           San Jose, CA 95118
-------------------------- ---------------------------------------------------- --------------------------------------
28                         3883 La Cumbre Plaza Lane                            $2,200.00
                           Santa Barbara, CA 93105
-------------------------- ---------------------------------------------------- --------------------------------------
31                         3111 Stevens Creek Blvd.                             $0.00*****
                           San Jose, CA 95117
-------------------------- ---------------------------------------------------- --------------------------------------
35                         440 S. Lake Ave.                                     $0.00******
                           Pasadena, CA 91101
-------------------------- ---------------------------------------------------- --------------------------------------
36                         2380 N. Tustin Ave.                                  $4,994.31
                           Orange, CA 92856
-------------------------- ---------------------------------------------------- --------------------------------------
37                         204 S. Decatur                                       $4,818.40
                           Las Vegas, NV 89107
-------------------------- ---------------------------------------------------- --------------------------------------
38                         23000 Hawthorne Blvd.                                $7,188.02
                           Torrance, CA 90505
-------------------------- ---------------------------------------------------- --------------------------------------


-------------------------- ---------------------------------------------------- --------------------------------------
STORE NUMBER               ADDRESS                                              CURE AMOUNT
-------------------------- ---------------------------------------------------- --------------------------------------
39                         72014 Highway 111                                    $4,965.00
                           Rancho Mirage, CA 92270
-------------------------- ---------------------------------------------------- --------------------------------------
40                         100 N. La Cienega Blvd #218                          $14,155.40
                           Los Angeles, CA 90048
-------------------------- ---------------------------------------------------- --------------------------------------
41                         1333 S. California Blvd.                             $13,942.66
                           Walnut Creek, CA 94596
-------------------------- ---------------------------------------------------- --------------------------------------
42                         7256 San Ramone Valley Blvd.                         $5,553.79
                           Dublin, CA 94588
-------------------------- ---------------------------------------------------- --------------------------------------
43                         10830 Santa Monica Blvd.                             $7,635.86
                           Los Angeles, CA 90025
-------------------------- ---------------------------------------------------- --------------------------------------
45                         28001 Greenfield Dr.                                 $8,764.93
                           Laguna Niguel, CA 92677
-------------------------- ---------------------------------------------------- --------------------------------------
46                         835 E. Birch                                         $4,215.62
                           Brea, CA 92821
-------------------------- ---------------------------------------------------- --------------------------------------
48                         213 N. Citrus Street                                 $1,093.88
                           West Covina, CA 91791
-------------------------- ---------------------------------------------------- --------------------------------------
49                         5427 Moreno St. #D                                   $4,508.50
                           Montclair, CA 91763
-------------------------- ---------------------------------------------------- --------------------------------------
50                         4300-B E. Main                                       $12,381.08
                           Ventura, CA 93006
-------------------------- ---------------------------------------------------- --------------------------------------
51                         17600 Collier Ave. STE G-160                         $4,077.03
                           Lake Elsinore, CA 92530
-------------------------- ---------------------------------------------------- --------------------------------------
53                         1005 Pescadero Ave. #127                             $3,196.08
                           Tracey, CA 95376
-------------------------- ---------------------------------------------------- --------------------------------------
55                         3140 Galleria                                        $10,311.49
                           Edina, MN 55435
-------------------------- ---------------------------------------------------- --------------------------------------
57                         311-B Nut Tree Rd.                                   $3,420.28
                           Vacaville, CA 95687
-------------------------- ---------------------------------------------------- --------------------------------------
62                         3361-A Rosecrans St.                                 $2,685.91
                           San Diego, CA 92110
-------------------------- ---------------------------------------------------- --------------------------------------
65                         980 Camino De La Reina                               $14,363.16
                           San Diego, CA 92108
-------------------------- ---------------------------------------------------- --------------------------------------
66                         6346-A E. Pacific Coast Hwy.                         $34,877.27
                           Long Beach, CA 90803
-------------------------- ---------------------------------------------------- --------------------------------------
75                         960 Del Monte Center                                 $5,866.12
                           Monterey, CA 93940
-------------------------- ---------------------------------------------------- --------------------------------------
76                         650 El Paseo De Saratoga                             $3,621.97
                           San Jose, CA 95130
-------------------------- ---------------------------------------------------- --------------------------------------
77                         33 N. Moorpark Rd.                                   $10,032.61
                           Thousand Oaks, CA 91360
-------------------------- ---------------------------------------------------- --------------------------------------
79                         223 N. Glendale Ave.                                 $2,310.87
                           Glendale, CA 91206
-------------------------- ---------------------------------------------------- --------------------------------------
80                         13230 Jamboree Rd.                                   $11,126.72
                           Irvine CA 92620
-------------------------- ---------------------------------------------------- --------------------------------------


-------------------------- ---------------------------------------------------- --------------------------------------
STORE NUMBER               ADDRESS                                              CURE AMOUNT
-------------------------- ---------------------------------------------------- --------------------------------------
-------------------------- ---------------------------------------------------- --------------------------------------
81                         8154 Bell Rd.                                        $1,916.79
                           Glendale, AZ 85308
-------------------------- ---------------------------------------------------- --------------------------------------
82                         8939 Indian Bend Rd.                                 $9,464.78
                           Scottsdale AZ 82325
-------------------------- ---------------------------------------------------- --------------------------------------
84                         1919 E. Camelback Rd., Suite 128 Phoenix, AZ 85016   $2,431.84
-------------------------- ---------------------------------------------------- --------------------------------------
85                         12805 N. Tatum Blvd.                                 $29,947.25
                           Phoenix AZ 85302
-------------------------- ---------------------------------------------------- --------------------------------------
86                         6263 Topanga Canyon Blvd.                            $7,264.20
                           Woodland Hills, CA
-------------------------- ---------------------------------------------------- --------------------------------------

                    TOTAL CURE CLAIM AMOUNT:     $368,507.14


* The Debtor's books and records indicate that the landlord for this location holds a security deposit in the amount of approximately $25,000.00. The Debtor, however, owes the landlord only $6,723.20 on account of pre-petition rent, common area maintenance charges, taxes and storage fees.

** The Debtor's books and records indicate that the landlord for this location holds a security deposit in the amount of approximately $5,531.25, and that the Debtor owes approximately $7,748.22 on account of pre-petition rent, common area maintenance charges, taxes and insurance fees. Thus, the total cure claim that the Debtor will pay to the landlord at closing is $2,216.97.

*** The Debtor's books and records indicate that the landlord for this location holds a security deposit in the amount of approximately $14,072.00. The Debtor, however, owes the landlord only $2,617.51 on account of pre-petition rent.

**** The Debtor's books and records indicate that the landlord for this location holds a security deposit in the amount of approximately $6,000.00. The Debtor, however, owes the landlord only $3,201.00 on account of pre-petition rent, common area maintenance charges and taxes.

***** The Debtor's books and records indicate that the landlord for this location holds a security deposit in the amount of approximately $33,672.08. The Debtor, however, owes the landlord only $8,625.70 on account of pre-petition rent.

****** The Debtor's books and records indicate that the landlord for this location holds a security deposit in the amount of approximately $22,000.00. The Debtor, however, owes the landlord only $10,141.94 on account of pre-petition rent and taxes.

                                    EXHIBIT E


             LIST OF ACQUIRED EXECUTORY CONTRACTS AND CURE AMOUNTS

      -----------------------------------------------------------------------------------------------------------------
      Name and Address                 Description of Contract                          Cure Amount
      -----------------------------------------------------------------------------------------------------------------
      Controlled Power Company         Maintenance Contract for                         $0.00
      1955 Stephenson Hwy              Computer Uninterruptible Power Source
      Troy, MI 48083                   Dated October 21, 1999
      -----------------------------------------------------------------------------------------------------------------
      Epicor Software Corp             Software Maintenance Contract
      Dept. 1547                       Clientele Help Desk
      Los Angeles, CA 90084-1547       Dated December 4, 2000                           $0.00
      -----------------------------------------------------------------------------------------------------------------
      Help Systems Inc.
      600 Baker Technology Plaza       Software Maintenance Contract
      6101 Baker Road                  ROBOT Products: Alert, Console, Reports
      Minnetonka, MN 55345             Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Network Associates               Virus Software Licensing
      4099 McEwan                      And Maintenance Contract
      Dallas, TX 75244                 Dated February 22, 2001                          $0.00
      -----------------------------------------------------------------------------------------------------------------
      Network Magic Unlimited
      1723 21st Street                 On-Call Network Support Agreement
      Santa Monica, CA 90404           Dated October 18, 2000                           $0.00
      -----------------------------------------------------------------------------------------------------------------
      Docusource
      1751 Langley Avenue              Copier Rental Agreement (3255 Machine)
      Irvine, CA 92614                 Dated January 31, 2001                           $100
      -----------------------------------------------------------------------------------------------------------------
      Docusource
      1751 Langley Avenue              Copier Rental Agreement (Analog system)
      Irvine, CA 92614                 Dated December 26, 2000                          $250
      -----------------------------------------------------------------------------------------------------------------
      Docusource
      1751 Langley Avenue              Digital copier rental agreement
      Irvine, CA 92614                 Dated December 26, 2000                          $100
      -----------------------------------------------------------------------------------------------------------------
      Docusource
      1751 Langley Avenue              Color Copier Printer rental agreement
      Irvine, CA 92614                 Dated November 16, 2000                          $600
      -----------------------------------------------------------------------------------------------------------------
      Dell Computer                    Maintenance Agreement
      One Dell Way                     for Dell Server
      Round Rock, TX 78682             Dated March 14, 2001                             $0.00
      -----------------------------------------------------------------------------------------------------------------
      General Electric Global Exchange
      c/o GE Information Services, Inc.Electronic Data Interchange
      File #55925                      Network Services Agreement
      Los Angeles, CA 90074            Dated October 10, 2000                           $1,502.55
      -----------------------------------------------------------------------------------------------------------------
      El Camino Resources
      210561 Warner Center Lane
      Woodland Hills, CA 91367         Lease 6/8/2000 for Telxon Scanners               $1,006.68
      -----------------------------------------------------------------------------------------------------------------
      Network Solutions
      PO Box 17305                     Web Address Registration
      Baltimore, MD 21297-0525         Dated January 15, 2001                           $0.00
      -----------------------------------------------------------------------------------------------------------------
      Netopia, Inc.
      Attn: Tonya Gore
      Regional Account Executive
      14285 Midway Road, Suite 350     Remote Access Software Licenses
      Addison, TX 85001                Dated May 12, 2000                               $0.00
      -----------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------
      JDA Software
      11811 N. Tatus Blvd.
      Suite 000                        Software License Agreement
      Phoenix, AZ 85028                Dated December 31, 1996                          $0.00
      -----------------------------------------------------------------------------------------------------------------
      Hawkeye Information Systems
      PO Box 2167                      Software License Agreement for
      Ft. Collins, CO 80522            Pathfinder dated April 27, 1998                  $0.00
      -----------------------------------------------------------------------------------------------------------------
      Prodata                          Software Licensing Agreement
      9290 West Dodge Road, Suite 406  Development Software
      Omaha, NE 68114                  Dated January 7, 1998                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      Plourde                          Software license for Paymentmaster
      (Checkmate)                      Authorization in IBM POS Agreement
      Dublin, CA                       Dated May 18, 1992                               $0.00
      -----------------------------------------------------------------------------------------------------------------
      Byteware, Inc.
      11471 Sutton Way, Suite 204      Quick-save backup software agreement
      Grass Valley, CA 95945           Dated July 30, 1999                              $0.00
      -----------------------------------------------------------------------------------------------------------------
      IBM
      1177 Beltline Road               Hardware Maintenance for AS/400
      Coppell, TX 75019                Dated June 15, 1999                              $1,400.67
      -----------------------------------------------------------------------------------------------------------------
      IBM
      600 Anton Blvd.                  Disaster Recovery site Agreement
      Costa Mesa, CA 92626             Dated October 13, 1998                           $0.00
      -----------------------------------------------------------------------------------------------------------------
      IBM
      (via Key Information Systems)
      6351 Owensmouth Avenue,
      Suite 215
      Woodland Hills, CA 91367         IBM Software Subscription AS/400                 $5,470.18
      -----------------------------------------------------------------------------------------------------------------
      Scansource IBM                   IBM POS Software Licensing (Stores)
      6 Logue Court Ste G              GSA level 2 and 4690 POS Contract
      Greenville, SC 29615             Dated April 19, 1999                             $0.00
      -----------------------------------------------------------------------------------------------------------------
      Scansource IBM                   IBM POS Software Licensing (Stores)
      6 Logue Court Ste G              GSA level 2 and 4690 POS Contract
      Greenville, SC 29615             Dated April 26, 1999                             $0.00
      -----------------------------------------------------------------------------------------------------------------
      Scansource IBM                   IBM POS Software Licensing (Stores)
      6 Logue Court Ste G              GSA level 2 and 4690 POS Contract
      Greenville, SC 29615             Dated May 3, 1999                                $0.00
      -----------------------------------------------------------------------------------------------------------------
      Scansource IBM                   IBM POS Software Licensing (Stores)
      6 Logue Court Ste G              GSA level 2 and 4690 POS Contract
      Greenville, SC 29615             Dated May 10, 1999                               $0.00
      -----------------------------------------------------------------------------------------------------------------
      Scansource IBM                   IBM POS Software Licensing (Stores)
      6 Logue Court Ste G              GSA level 2 and 4690 POS Contract
      Greenville, SC 29615             Dated May 17, 1999                               $0.00
      -----------------------------------------------------------------------------------------------------------------
      Harbinger (Premenos)             EDI/400 Software license agreement
      1000 Burnett Avenue              Trusted   Link/AS400 Agreement
      Concord, CA                      Dated December 16, 1997                          $0.00
      -----------------------------------------------------------------------------------------------------------------
      JDA Software
      11811 North Tatum Blvd.          MMS Enterprise Software
      Suite 2000                       Licensing Agreement
      Phoenix, AZ 85028                Dated March, 1998                                $4,010.67
      -----------------------------------------------------------------------------------------------------------------
      SAP Campbell Software            Timekeeping and Scheduling
      PO Box 494                       software licensing agreement
      Newtown Square, PA 19073         Dated December 23, 1999                          $0.00
      -----------------------------------------------------------------------------------------------------------------


      -----------------------------------------------------------------------------------------------------------------
      Kronos                           Timekeeping Software Licensing
      400 Fifth Avenue                 Agreement 07/06/95 as amended
      Waltham, MA 02154                For upgrade                                      $0.00
      -----------------------------------------------------------------------------------------------------------------
      STR, Inc.
      6955 Treeline Drive              Software License and Hardware Purchase
      Cleveland, OH 44141              Agreement dated January 14, 2000                 $0.00
      -----------------------------------------------------------------------------------------------------------------
      Blue Cross of California
      Attn: Craig Quinn
      1640 Sepulveda Blvd., Suite 300  Renewal coverage from October 1, 2000,
      Los Angeles, CA 90025-5454       dated September 6, 2000                          $0.00
      -----------------------------------------------------------------------------------------------------------------
      Gates, McDonald & Co
      Attn: Catrina Legg
      3455 Mill Run Drive              Unemployment Compensation Services
      Hilliard, OH  43026-9079         Agreement dated April 5, 2000                    $193.33
      -----------------------------------------------------------------------------------------------------------------
      Zenith Insurance
      21255 Califa Street              Workers Compensation Nevada
      Woodland Hills, CA 91367         Dated May 1, 2001                                $0.00
      -----------------------------------------------------------------------------------------------------------------
      Golden Gate Ins Brokers
      4040 Civic Center Drive, #520
      San Rafael, CA 94903             Insurance Broker Agreement                       $0.00
      -----------------------------------------------------------------------------------------------------------------
      Blue Cross/Blue Shield of
      Illinois
      Attn: Clare Warder
      1515 West 22nd Street, Suite 300 Group Medical for IL Employees
      Oak Brook, IL 60521              dated October 1, 1996                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      Private Medical Care (PMI)
      12898 Towne Center Drive         Dental Insurance
      Cerritos, CA 90703               dated February 23, 1998                          $0.00
      -----------------------------------------------------------------------------------------------------------------
      Aetna Life Ins
      151 Farmington Avenue            Long Term Disability Insurance
      Hartford, CT 06156               Dated October 24, 1994                           $0.00
      -----------------------------------------------------------------------------------------------------------------
      The Hartford
      865 South Figueroa Street        Life, Supplemental life, Accidental Death
      Suite 2720                       & Dismemberment Insurance
      Los Angeles, CA 90017            dated August 27, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      Health Plan of Nevada
      Attn: Paul Dolan
      3106 W. Charleston Blvd., Suite
      100
      Las Vegas, NV 89102              Health Ins coverage dated 9/6/2000               $0.00
      -----------------------------------------------------------------------------------------------------------------
      Health Partners
      Attn: Susan Affeldt
      8100 34th Avenue South
      Minneapolis, MN 55425            Health Ins coverage dated 9/6/2000               $0.00
      -----------------------------------------------------------------------------------------------------------------
      Zenith Insurance
      21255 Califa Street              Workers Compensation Policy 5/1/2000
      Woodland Hills, CA 91367         California                                       $0.00
      -----------------------------------------------------------------------------------------------------------------
      Zenith Insurance
      21255 Califa Street              Workers Compensation Policy 5/1/2000
      Woodland Hills, CA 91367         Arizona                                          $0.00
      -----------------------------------------------------------------------------------------------------------------
      Zenith Insurance
      21255 Califa Street              Workers Compensation Policy 5/1/2000
      Woodland Hills, CA 91367         Minnesota                                        $0.00
      -----------------------------------------------------------------------------------------------------------------


      -----------------------------------------------------------------------------------------------------------------
      Alarmex                          Alarm Services Contract
      6640 Shady Oak Road, Suite 300   Edina Minnesota Store
      Eden Prairie, MN 55344           Dated January 31 1995                            $227.52
      -----------------------------------------------------------------------------------------------------------------
      Alarmco, Inc.
      2007 Las Vegas Boulevard South   Installation and Service Agreement
      Las Vegas, NV 89104              Dated March 12, 1992                             $0.00
      -----------------------------------------------------------------------------------------------------------------
      Protection One
      3900 SW Murray Blvd.             Fire Alarm Services Contract
      Beaverton, OR 97005              For Pasadena Lake Store 35                       $31.95
      -----------------------------------------------------------------------------------------------------------------
      Dunbar Armored Inc.
      50 Schilling Road                Armored Car Services Contract
      Hunt Valley, MD 21031            Dated January 2, 2001                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      Hilltop Communications
      PO Box 17363                     Fire alarm services contracts for
      Anaheim, CA 92807                Store No. 66 Marina Pacifica                     $9.00
      -----------------------------------------------------------------------------------------------------------------
      The Zellman Group LLC
      99 Seaview Blvd., Suite 314
      Fort Washington, NY 11050        Pre-employment screening contract                $2,021.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems
      17150 Newhope Street, Suite 109  MASSLINK Service and Software
      Fountain Valley, CA 92708        Alarm Activity Reporting                         $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems
      17150 Newhope Street, Suite 109  Alarm Services Contract Pasadena Store
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems
      17150 Newhope Street, Suite 109  Alarm Services Contract Torrance Store
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems
      17150 Newhope Street, Suite 109  Alarm Services Contract Northridge Store #4
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems
      17150 Newhope Street, Suite 109  Alarm Services Contract Laguna Hills Store
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems
      17150 Newhope Street, Suite 109  Alarm Services Contract LaJolla Store
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Lakewood Store
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Beverly Boulevard Clearance Store
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Walnut Distribution Center
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Thousand Oaks Store
      Fountain Valley, CA 92708        Dated November 15, 1999                          $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Glendale Store
      Fountain Valley, CA 92708        Not dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------


      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Irvine Store (Jamboree - 80)
      Fountain Valley, CA 92708        Dated December 1996                              $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Point Loma Store 62
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Mission Valley Store 65
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Marina Pacifica
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Laguna Niguel Store
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  West Covina Store #48
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Montclair Store #49
      Fountain Valley, CA 92708        Dated October 9,1997                             $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Ventura Store #50
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Pasadena Store #35
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Orange Store #36
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Torrance Store 38
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Rancho Mirage Store 39
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Beverly Connection Store 40
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
     -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope St., Suite 109     Fullerton Store #18
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Downey, Studio City, Costa Mesa,
      Fountain Valley, CA 92708        Westside outlet, Lake Elsinore                   $0.00
      -----------------------------------------------------------------------------------------------------------------
      JMG Security Systems             Alarm Services Contract
      17150 Newhope Street, Suite 109  Brea Store #46
      Fountain Valley, CA 92708        Dated October 9, 1997                            $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      100 Produce Avenue               Corte Madera Store
      So San Francisco, CA 94080       Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------


      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      1608 Gilbreth Road               Menlo Park Store #12
      Burlingame, CA 94010             Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      1608 Gilbreth Road               San Mateo Store
      Burlingame, CA 94010             Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      3819 Duck Creek Drive            Tracy Store
      Stockton, CA 95215               Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      491 Gianni Street                Sunnyvale Store #13
      Santa Clara, CA 95054            Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      491 Gianni Street                Blossom Hill Store
      Santa Clara, CA 95054            Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      491 Gianni Street                Stevens Creek Store
      Santa Clara, CA 95054            Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      820 Haley Street                 Santa Barbara Store
      Santa Barbara, CA 93103          Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      835 Arnold Drive                 Pleasant Hills Store
      Martinez, CA 94553               Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      835 Arnold Drive                 Dublin Store
      Martinez, CA 94553               Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      835 Arnold Drive                 Walnut Creek Store
      Martinez, CA 94553               Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
      Bay Alarm Company                Alarm Services Contract
      835 Arnold Drive                 Vacaville Store
      Martinez, CA 94553               Not Dated                                        $0.00
      -----------------------------------------------------------------------------------------------------------------
                                       Alarm Services Contract
      ADT Services                     Scottsdale Store 82; Collonnade
      2720 South Hardy Drive            and Paradise Valley Stores
      Tempe, AZ 85282                  Dated December 15,1999                           $554.00
      -----------------------------------------------------------------------------------------------------------------
      ADT Services                     Alarm Services Contract
      2720 South Hardy Drive           Glendale Arizona Store
      Tempe, AZ 85282                  Dated January 11, 2000                           $134.00
      -----------------------------------------------------------------------------------------------------------------
      ADT Services                     Alarm Services Contract
      3551 Arden Way                   Saratoga Store 76
      Hayward, CA 94545                Dated November 5, 1998                           $174.96
      -----------------------------------------------------------------------------------------------------------------
      ADT Services                     Alarm Services Contract
      4161 La Palma                    San Jose Distribution Center
      Anaheim, CA 92807                Dated November 18, 1999                          $218.00
      -----------------------------------------------------------------------------------------------------------------
      ADT Services                     Alarm Services Contract
      466 Vendome Street               Monterey Store 75
      San Jose, CA 95110               Dated November 5, 1998                           $180.00
      -----------------------------------------------------------------------------------------------------------------
      ADT Services                     Alarm Services Contract
      481 Lambert Road                 Service Center
      Brea, CA 92821                   Dated March 25, 1999                             $90.00
      -----------------------------------------------------------------------------------------------------------------



      -----------------------------------------------------------------------------------------------------------------
      ADT Services                     Alarm Services Contract
      6840 Havenhurst Avenue           Woodland Hills Store
      Van Nuys, CA 91406               Dated December 1, 1999                           $164.00
      -----------------------------------------------------------------------------------------------------------------
                                       Profit Sharing and Retirement Plan
      Fidelity Mgmt Trust Co.          Dated 11/23/93                                   $10,000.00
      -----------------------------------------------------------------------------------------------------------------
      IBM Credit Corporation
      Attn: Karen Chagnon              Term Lease Agreement for AS/400 Mainframe
      450 Regency Parkway              Dated 02/11/1998
      Omaha, NE 68114                  And amended 01/20/2000                           $17,976.61
      -----------------------------------------------------------------------------------------------------------------

                          UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF DELAWARE

In re                                  ) Chapter 11
                                       )
STROUDS, INC.,                         ) Case No. 00-3552 (MFW)
                                       )
                                       )
                          Debtor.      )
                                       )
-------------------------------------- )

ORDER APPROVING: (I) THE SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS AND BUSINESS FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES PURSUANT TO 11 U.S.C. SECTION 363; AND (C) ASSUMPTION AND ASSIGNMENT OF CERTAIN NONRESIDENTIAL REAL PROPERTY LEASES AND EXECUTORY CONTRACTS PURSUANT TO 11 U.S.C. SECTION 365
------------------------------------------------------------------------------

         This matter is before the Court on the Motion of Strouds, Inc., the above-referenced debtor and debtor in possession (the "Debtor"), for an Order
Approving: (i) the Sale of Substantially All of the Debtor's Assets and Business Free and Clear of All Liens, Claims, and Encumbrances Pursuant to 11 U.S.C.
Section 363; and (ii) Assumption and Assignment of Certain Nonresidential Real Property Leases and Executory Contracts Pursuant to 11 U.S.C. Section 365 (the "Sale Motion"). In the Sale Motion, the Debtor seeks the entry of an order (the "Sale Order"): (i) authorizing and approving that certain asset purchase agreement (the "Definitive Agreement") between the Debtor and Cruttenden Partners, LLC, Mr. Robert Valone and Mr. Gary Van Wagner, on behalf of an entity to be formed (the "Buyer");(19) (ii) authorizing the sale of substantially all of the Debtor's assets (the "Assets," as further identified in the Sale Motion and Definitive Agreement), to the Buyer free and clear of all liens, claims, interests, charges and

-----------------------
(19) The salient terms of the agreement between the parties is set forth in the Sale Motion and that certain term sheet attached to the Sale Motion as Exhibit
A. The Definitive Agreement between Debtor and the Buyer was executed on or about March 26, 2001, and was filed with the Court and served on interested parties on or about March 28, 2001.

encumbrances, subject to the terms of the Definitive Agreement and subject to higher and/or better offers; (iii) authorizing assumption and assignment of certain of the Debtor's nonresidential real property leases and other executory contracts (the "Assigned Agreements" as further identified in the Sale Motion);
(iv) authorizing the Debtor to consummate all transactions related to the above; and (v) authorizing relief consistent with the foregoing in connection with any asset purchase agreement between the Debtor and any other party submitting a higher and/or better offer for the Assets in accordance with the bidding procedures (the "Bidding Procedures") established by the Court in the Procedures Order (as defined below); and the Court having on March 29, 2001 entered its order, INTER ALIA, approving Bidding Procedures for the submission of any competing bids and the form and manner of notice in connection therewith (the "Procedures Order"); and the Court having considered the Sale Motion and the record in these proceedings, and having heard the statements of counsel in support of the relief requested in the Sale Motion at a hearing before the Court (the "Sale Hearing") held on April 12, 2001 at 10:30 a.m.; and the Court having found that notice of the Sale Motion was sufficient under the circumstances; and the Court having been fully advised and having determined that the legal and factual bases set forth in the Sale Motion and at the Sale Hearing establish just cause for the relief granted in this Sale Order.

         THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

         JURISDICTION

              A. The Court has jurisdiction over this matter under 28 U.S.C. Sections 157 and 1334. This proceeding is a core proceeding under 28 U.S.C. Section 157(b)(2). Venue is proper in this district under 28 U.S.C. Sections 1408 and 1409.

         NOTICE

         B. The Debtor has complied with all of the procedures for notice of the Sale Motion and Sale Hearing, and such notice constitutes appropriate and adequate notice to all parties in accordance with Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). No other or further notice of the Sale Motion, the Sale Hearing or the entry of this Sale Order is necessary or required.

         OBJECTIONS;  OTHER BIDDERS

         C. In response to the Sale Motion and the notice of the Sale Motion, the Debtor has received objections to the proposed sale of certain of the Assets to the Buyer under and pursuant to the Agreement from the following parties: [INSERT NAMES OF OBJECTING PARTIES]. No other objection to the proposed sale has been filed with this Court.

         D. In addition, the Debtor has received objections to the assumption and assignment of certain of the Debtor's nonresidential real property leases and other executory contracts in connection is the proposed sale from the following parties: [INSERT NAMES OF OBJECTING PARTIES]. No other objection to the proposed assumption and assignment of the nonresidential real property leases and other executory contracts has been filed with this Court.

         E. In response to the Sale Motion, the notice of the Sale Motion and the Procedures Order, the Debtor has received no offers to purchase the Assets other than the Buyer's offer. Accordingly, the Buyer's bid was and remains the highest and best bid for the Purchased Assets.

         JUSTIFICATION FOR SALE

         F. The Debtor has established sound business justification in support of the proposed sale. Such business justifications include, but are not limited to, the following: (i) Debtor has continued to experience losses in the operation of its business notwithstanding significant ongoing efforts to improve the Debtor's business performance; (ii) Debtor, in consultation with the Official Committee of Unsecured Creditors (the "Committee) and its secured lender ("CIT"), has concluded, after considering numerous options, that the sale of the Assets provides the greatest benefit to the estate and its creditors; and (ii) the Debtor believes that a sale pursuant to section 363 of title 11 of the United States Code (the "Bankruptcy Code") that is subject to higher and better offers is the most effective means of maximizing the value for the Assets, the bankruptcy estate, and the Debtor's business. After considering the circumstances described in the Sale Motion, the Court has determined that the Buyer's offer presents the best opportunity for the Debtor to realize the highest recovery possible for the Assets for the benefit of all creditors.

         G. The transactions contemplated by the Sale Motion, as approved and implemented by this Sale Order, are in compliance with and satisfy all applicable provisions of the Bankruptcy Code, including, without limitation, sections 363(b), (f) and (m) and 365 of the Bankruptcy Code. The terms and conditions of the sale of the assets and the other transactions approved by this Sale Order are fair and reasonable.

         H. The Buyer's offer, as approved by this Sale Order, is the highest and best offer for the Assets. The aggregate purchase price offered by the Buyer constitutes full and adequate consideration and reasonably equivalent value for the Assets.

         I. The transfer of the Assets on the closing date to the Buyer for the consideration set forth in the Definitive Agreement is in the best interests of the Debtor's estate, its creditors, and all parties in interest.

         GOOD FAITH

         J. The sale process conducted by the Debtor, the Committee and their professionals was non-collusive, fair and reasonable, and was conducted openly and in good faith. The transfer of the Assets to the Buyer represents an arm's-length transaction and has been negotiated in good faith between the parties. The Buyer, as transferee of the assets, is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to the full protection of section 363(m) of the Bankruptcy Code.

         SALE FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES

         K. The Debtor is authorized to sell the assets free and clear of all Liens (as defined in Paragraph 4 below) pursuant to and in accordance with section 363(f) of the Bankruptcy Code.

         LEASES AND EXECUTORY CONTRACTS TO BE ASSUMED AND ASSIGNED

         L. Upon the transfer of the Assigned Agreements(20) to the Buyer and, subject to the payment of the cure amounts contemplated and required by this Sale Order: (A) each Assigned Agreement constitutes a valid and existing leasehold interest in the property subject to such Acquired Lease or is executory in nature; (B) none of the Debtor's rights have been released or waived under any of the Assigned Agreements; (D) the Assigned Agreements have not been terminated or rejected and are in full force and effect; and (E) no default exists under any Assigned Agreement, except as a result of the filing of this chapter 11 case, or provision of the payment of any amount which is in default has been made and therefore no further cure payment is due; and (F) the Assigned Agreements are subject to assumption by the Debtor and Assignment to Buyer pursuant to 11 U.S.C. Section 365; and (G) the assumption and assignment of the Assigned Agreements is in compliance with and satisfies all provisions of the Bankruptcy Code, including sections 365.

         M. The Buyer has provided adequate assurance of future performance of the Assigned Agreements pursuant to section 365(f) of the Bankruptcy Code.


-----------------------
(20) All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Definitive Agreement.

         CORPORATE AUTHORITY;  CONSENTS AND APPROVALS

         N. The Debtor has full corporate power and authority to execute the Definitive Agreement, any related agreements and all other documents contemplated by the Agreement or such other related agreements, and the sale of the assets by the Debtor has been duly and validly authorized by all necessary corporate power and authority necessary to consummate the transactions contemplated by the Definitive Agreement. No consents or approvals, other than this Sale Order and those expressly provided for in the Definitive Agreement are required for the Debtor to consummate such transactions.

              BASED UPON THE FOREGOING, IT IS HEREBY ORDERED that:

         1. The Sale Motion is approved.

         2. All objections to the Sale Motion that were not withdrawn or otherwise settled on the record are overruled.

         3. The Definitive Agreement and the terms and conditions contained therein are approved. The Debtor is authorized at the Closing to execute, deliver, implement and fully perform the Definitive Agreement, together with all additional instruments, agreements and documents which are contemplated by the Definitive Agreement and those instruments, agreements and documents which may be reasonably necessary, convenient or desirable in implementing the Definitive Agreement, and to take all further actions (including any prorations, adjustments and the like provided for in the Definitive Agreement) as may be necessary or appropriate in performing the obligations as contemplated by the Definitive Agreement.

         4. Subject to the fulfillment of the terms and conditions of the Definitive Agreement, at the Closing, the Debtor is authorized to sell, transfer, assign and convey to the Buyer all of the Debtor's rights, title and interest in and to the Assets. The Debtor is authorized and empowered at the Closing to deliver bills of sale, assignments and other such documentation contemplated by the Definitive Agreement and this Sale Order.

         5. Except for CIT's lien in the Inventory at the Acquired Locations (herein after referred to as "CIT's lien"), the transfer of the Assets to the Buyer as of the Closing will be free and clear of any and all liens, claims, interest, charges, and encumbrances therein, thereon and/or thereagainst of whatever kind, type, nature, or description, including, without limitation, any lien, security interest, pledge, hypothecation, encumbrance or other charge, interest or claim (including, but not limited to, any "claim" as defined in section 101(5) of the Bankruptcy Code) in, against or with respect to any of the Assets, having arisen, existed or accrued prior to and through the Closing, whether direct or indirect, absolute or contingent, choate or inchoate, fixed or contingent, matured or unmatured, liquidated or unliquidated, arising by agreement, statue or otherwise and whether arising prior to, on or after the Petition Date. Except for CIT's lien, all of the foregoing interests described in this Paragraph 4 are collectively referred to herein as "Liens."

         6. This Sale Order is and will be effective as a determination that, upon the Closing, all Liens in, on or upon the Assets are adjudged and declared to be unconditionally released, discharged and terminated, with all such Liens to attach to the cash proceeds of the sale of the Assets, except for those Liens assumed by the Buyer as detailed in the Agreement and paragraph 14 herein, (the "Proceeds"), with the same force, validity, effect, priority and enforceability, INTER SE, as such Liens had in the Assets prior to such sale. Except as otherwise provided in this Sale Order, any issues regarding the extent, validity, perfection, priority and enforceability of such Liens with respect to such proceeds will be determined by the Court, if, as and when appropriate, upon proper application at a later date, including pursuant to a proposed plan of reorganization.

         7. The Proceeds, less any Cure Amounts (as defined hereinafter) paid in accordance herewith, shall be retained by the Debtor subject to further order of this Court and subject to any valid security interests on the Purchased Assets.

         8. Notwithstanding anything to the contrary, contained herein, this Sale Order shall not, in any way, affect, impair or restrict the liens, claims, encumbrances and interests of any entity (including the Debtor) in, against, or with respect to, any of the Debtor's assets other than the Assets.

         9. The Buyer has provided adequate assurance of its future performance under the Assigned Agreements, and the assumption and assignment of the Assigned Agreements to the Buyer satisfy the requirements of section 365 of the Bankruptcy Code. Notwithstanding any provision of the Assigned Agreements (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that purport to prohibit, restrict or condition an assignment or transfer, the Debtor is authorized and directed at the Closing, pursuant to section 365 of the Bankruptcy Code, to assume the Assigned Agreements and assign its rights, title and interest therein to the Buyer.

         10. The Debtor is authorized to pay any undisputed cure amount due and owing under the Assigned Agreements, as further set forth in the Sale Motion, within seven (7) business days following the closing.

         11. Each Assigned Agreement shall, as of the closing, be deemed to be valid and binding on the Buyer and in full force and effect and enforceable in accordance with its terms. Following such assignment, the Debtor shall be relieved, pursuant to section 365(k) of the Bankruptcy Code, from any further liability under the Assigned Agreements.

         12. Except as expressly set forth in this Sale Order or the Definitive Agreement, the Buyer will not be deemed to have assumed any "claims" (as that term is defined in section 101(5) of the Bankruptcy Code) against the Debtor. Under no circumstances will the Buyer be deemed a successor of or to the Debtor for any liability of the Debtor (whether direct or indirect, liquidated or unliquidated, choate or inchoate or contingent or fixed) whatsoever except as set forth in this Sale Order or the Definitive Agreement.

         13. All of the Debtor's rights, title and/or interests in the Assets are, as of the Closing, transferred to and vested in the Buyer. Subject to the fulfillment of the terms and conditions of the Definitive Agreement, as of the Closing, this Sale Order will be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Assets or a bill of sale transferring good and marketable title in the Assets to the Buyer. Any and all governmental recording offices and all other parties, persons or entities are directed to accept this Sale Order as such an assignment or bill of sale and, if necessary, this Sale Order will be accepted for recordation on or after the Closing as conclusive evidence of the free and clear, unencumbered transfer of title to the Assets conveyed to the Buyer at Closing.

         14. The transfer of the Assets to the Buyer under this Sale Order is exempt from any transfer or stamp tax under section 1146(c) of the Bankruptcy Code.

         15. If any of the Assets is in the care or custody of any non-debtor party, such party following the Closing shall immediately, upon written request and presentation of this Sale Order, surrender any such Assets in its care or custody to the Buyer.

         16. Upon the Closing, the Buyer is granted immediate and unfettered access to the Assets conveyed in the Closing. The Debtor and its officers, agents and employees who have access to and control over any of the Assets will cease exercising control over the Assets upon the

Closing, and such parties are enjoined after the Closing from exercising any control and/or interfering with the Buyer's use, peaceful enjoyment and control of the Assets without the Buyer's consent.

         17. On the Closing Date and as set forth in the Definitive Agreement, the Buyer shall pay the following purchase price (the "Purchase Price") for the
Assets: (i) assumption by Buyer of that portion of the outstanding indebtedness owed by the Debtor to CIT Group/Business Credit, Inc. and its assigns (collectively, "CIT"), allocable to the Inventory at the Acquired Locations based upon thirty seven percent (37.0%) of the retail value of the Inventory at the Acquired Locations per the stock ledger maintained by the Debtor; (ii) assumption by Buyer of the Debtor's actual post-petition accounts payable to trade vendors, or other post-petition obligations, in an amount of three million dollars ($3,000,000) and all accrued vacation and applicable payroll taxes payable for employees to be retained by the Buyer following the Closing Date in an amount not to exceed one million one hundred thousand dollars ($1,100,000); (iii) assumption by Buyer of all of the Debtor's liabilities for gift certificates and merchandise credits outstanding as of the Closing Date in an amount not to exceed one million four hundred thousand dollars ($1,400,000) in the aggregate; (iv) reimbursement in cash payable by the Buyer on the Closing Date for the actual amounts paid by the Debtor prior to the Closing for advertising expenses relating to or arising from book dates on or after May 15, 2001 in an amount not to exceed five hundred thousand dollars ($500,000); (v) the sum of two million dollars ($2,000,000) in cash payable to the Debtor on the Closing Date; (vi) reimbursement of the Debtor's closing month rent for the pro rata portion of the month following the Closing Date; and (vii) assumption by Buyer of post-petition administrative claims aggregating two million ($2,000,000) to be paid to the Debtor via a non-interest bearing note (the "Note"), which Note will be payable in four (4) equal installments of five hundred thousand dollars ($500,000) each on the 90th day, 180th day, 270th day and 360th day, respectively from the Closing Date. The Debtor will be discharged and released simultaneously of obligations to CIT.

         18. The Buyer is directed to pay each of the assumed liabilities set forth in paragraph 17(i) through (iii), up to and including the amount of the specified limitations set forth therein. The Debtor and its estate shall be discharged and released from any such liabilities, except to the extent that the amount of the liabilities exceeds the limits on the Buyer's obligations as set forth in paragraph 17 above, in which case the Debtor and its estate shall only be liable for such amounts that exceed the applicable limitation.

         19. On the Closing Date, except with respect to CIT's lien, each of the Debtor's creditors having Liens on any of the Assets is authorized and directed to execute such documents and take all actions as may be necessary to release its Liens, if any, in, on or against the Assets, if any, as such Liens may have been recorded or may otherwise exist.

         20. Except with respect to CIT's lien, if any person or entity that has filed financing statements or other documents or agreements evidencing Liens in, on or against the Assets has not delivered to the Debtor prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Liens or other interests that such person or entity has with respect to the Assets, the Debtor is authorized to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Assets.

         21. Any allocation of the Purchase Price in the Definitive Agreement shall not be binding upon the Debtor's creditors and other parties in interest and will not have any precedential value with respect to any allocations of the value contained in a plan of reorganization or liquidation involving the Debtor, its estate and its creditors.

         22. This Court has exclusive jurisdiction to implement and enforce the terms and provisions of the Definitive Agreement (and all documents contemplated thereby) and this Sale Order, including any disputes relating thereto or with respect to the sale, the proceeds of sale, the transfer or assignment and delivery of the Assets to the Buyer and the Buyer's peaceful use and enjoyment thereof after the Closing, free and clear of any Liens except CIT's lien, regardless of whether a plan of reorganization has been confirmed in this chapter 11 case and irrespective of the provisions of any such plan or order confirming such plan; and the Court retains jurisdiction over the parties to the Definitive Agreement with respect to any controversies that may arise thereunder.

         23. The terms and provisions of this Sale Order are binding in all respects upon the Debtor, its employees, officers and directors, its creditors, their shareholders, any parties having received notice of these proceedings, any affected third parties and other parties-in-interest, any persons asserting a Lien in, on or against the Assets, the Buyer and all of the aforementioned parties' successors or assigns, including, without limitation, any trustee subsequently appointed for the Debtor under the Bankruptcy Code.

         24. Each of the non-Debtor parties to any of the Assigned Agreements that has failed to object to the assignment of the Assigned Agreements, including the payment of the undisputed cure amount, if any, specified in the Sale Motion, shall be forever barred from asserting any claim, loss or liability against the Debtor and the Buyer based upon a claim that arises or relates to any assertion that the Debtor was in breach of the Assigned Agreements prior to the closing of the Definitive Agreement.

         25. The failure specifically to include any particular provisions in the Definitive Agreement or the agreements contemplated thereby in this Sale Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Definitive Agreement and agreements contemplated thereby are authorized, approved and effective in their entirety.

         26. This is a final order and enforceable upon its entry. To the extent necessary under Rules 5003, 6004(g), 9014, 9021 and 9022 of the Bankruptcy Rules, the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order and expressly directs entry of judgment as set forth in this Sale Order.

         27. Pursuant to section 363(m) of the Bankruptcy Code, the reversal or modification of this Sale Order on appeal shall not affect the validity of the transfer of the Assets to the Buyer, as well as the transactions contemplated or authorized by this Sale Order, unless the same is stayed pending appeal prior to the Closing of the transactions authorized by the Sale Order.

Dated: Wilmington, Delaware
        _____________, 2001


                                              ----------------------------------
                                              Honorable Mary F. Walrath
                                              United States Bankruptcy Judge